Form 10-K405, Exhibit 13
period 1995-12-31
GULLEDGE REALTY INVESTORS II L P
filed 1996-04-12
CIK 739626

EXHIBIT 13



                       GULLEDGE REALTY INVESTORS II, L.P.

                        (A VIRGINIA LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                   FOR THE THREE YEARS ENDED DECEMBER 31, 1995





INDEPENDENT AUDITORS' REPORT

To the Partners of
Gulledge Realty Investors II:

We have audited the accompanying balance sheets of Gulledge Realty Investors II (a limited partnership) as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Gulledge Realty Investors II as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



/s/DELOITTE & TOUCHE LLP
St. Louis Missouri
March 15, 1996

                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                                    December 31,
                                                1995            1994
     Assets

Cash                                      $   371,220     $    352,192
Advances to Project Partnerships               50,033            1,866
Intangible assets, net of
accumulated amortization
 of $2,240,692 and $2,234,563 (Note B)         27,602           33,731

  Total Assets                            $   448,855     $    387,789




    Liabilities and
      Partners' Capital (Deficit)

Accounts payable                          $    14,200     $     18,700
Payable to affiliates (Note F)              1,030,203          915,623
Capital contributions payable                  50,000           50,000

  Total Liabilities                         1,094,403          984,323


Partners' Capital (Deficit) (Note D)        (645,548)        (596,534)

  Total Liabilities and
   Partners' Capital (Deficit)            $   448,855     $    387,789


See notes to financial statements.


                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS


                                        Year Ended December 31,

                                         1995        1994           1993

Revenue and equity in
  Project Partnerships' operations:

    Refund of prior years'
      distributions (Note C)         $     -0-    $    -0-    $ (92,868)
    Interest                            19,600      10,618         7,040
    Distributions from
      Project Partnership               63,895      99,193        98,812
    Miscellaneous revenue                4,274          75           450

                                        87,769     109,886        13,434

Expenses:

    Asset management fee (Note F)      114,580     114,580       114,580
    Professional fees                   14,000      16,023        12,535
    Amortization                         6,129       6,129         6,129
    Operating expenses                   2,074       5,465         4,041

                                       136,783     142,197       137,285

Net Loss                             $(49,014)    $(32,311)   $(123,851)


See notes to financial statements.

                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)

                       THREE YEARS ENDED DECEMBER 31, 1995

                                                               Special
                                       Total       General     Limited      Limited


Balances at January 1, 1993        $(440,372)   $(13,436)    $(24,379)   $(402,557)

 Net loss for 1993                  (123,851)     (1,362)      (2,353)    (120,136)

Balances at December 31, 1993       (564,223)    (14,798)     (26,732)    (522,693)

 Net loss for 1994                   (32,311)       (355)        (614)     (31,342)

Balances at December 31, 1994       (596,534)    (15,153)     (27,346)    (554,035)

 Net loss for 1995                   (49,014)       (539)        (931)     (47,544)

Balances at December 31, 1995      $(645,548)   $(15,692)    $(28,277)   $(601,579)

See notes to financial statements.



                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


                                                          Year Ended December 31,

                                                      1995          1994         1993
Cash Flows From Operating Activities:
 Net loss                                          $(49,014)   $ (32,311)    $(123,851)
 Adjustments to reconcile net loss to
 net cash used in operating activities:
  Distributions from
    Project Partnerships                            (63,895)     (99,193)       (5,944)
  Amortization                                         6,129        6,129         6,129
  Change in assets and liabilities:
    (Increase) decrease in advances to
     Project Partnerships                           (48,167)        3,495         (318)
    (Decrease) increase in accounts payable          (4,500)        1,975         (100)
    Increase in payable to affiliates                114,580      114,580       114,580

Net Cash Used In Operating Activities               (44,867)      (5,325)       (9,504)

Cash Flows From Investing Activities:
 Distributions from Project Partnerships              63,895       99,193        98,812
 Distributions refunded to Project Partnership                                 (92,868)

Net Cash Provided By Investing Activities             63,895       99,193         5,944

Increase (Decrease) In Cash                           19,028       93,868       (3,560)

Cash-Beginning of year                               352,192      258,324       261,884

Cash-End of year                                   $ 371,220   $  352,192    $  258,324

See notes to financial statements.

                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS

                       THREE YEARS ENDED DECEMBER 31, 1995

Note A   Summary of Significant Accounting Policies

         Partnership Organization

         Gulledge Realty Investors II (the Partnership) is a limited partnership organized on December 1, 1983 under the laws of the Commonwealth of Virginia for the purpose of acquiring limited partner interests in real estate limited partnerships (Project Partnerships). These
         Project Partnerships are known as Florence Housing Partnership, Colony Place Associates, Ltd., Greentree Housing Limited Partnership, Camelot Housing Limited Partnership, Hawthorn Housing Limited Partnership, Olympic Housing Limited Partnership, Country Oaks Apartments Limited Partnership, Pine West Ltd., and Rancho Vista Associates. Each of the Project Partnerships is an operating real estate project which receives mortgage interest and/or rental assistance from the United States Department of Housing and Urban Development (HUD) or Farmer's Home Administration. The Partnership commenced operations on March 1, 1984.

         The financial statements include only those assets, liabilities, and results of operations which relate to the business of Gulledge Realty Investors II and do not include any assets, liabilities, or operating results attributable to the partners' individual activities.

        In November 1988, the General Partners (Eugene A. Gulledge, Keith A.
         Gulledge and The Gulledge Corporation) filed for bankruptcy. The Limited Partnership Agreement allows for the replacement of a General Partner in such circumstances subject to Limited Partner approval. In November 1990, by approval of a majority vote of the limited partnership units, Gull-AGE Properties, Inc. (GAP) replaced Eugene A. Gulledge, Keith A. Gulledge and The Gulledge Corporation as the sole General Partner. GAP is not affiliated with the Gulledges or their affiliates. GAP had been performing certain administrative duties on behalf of the Gulledges since the bankruptcy filing. As General Partner, GAP will continue the operation of the Partnership in accordance with the Limited Partnership Agreement.

         Investment in Project Partnerships

         The investment in Project Partnerships is accounted for using the equity method of accounting. Under the equity method, investments are reflected at cost, adjusted for the Partnership's share of the Project Partnerships' income or loss. The Partnership is under no obligation to contribute additional capital, or to lend monies necessary to fund cash flow deficiencies of the Project Partnerships, because the Partnership is a limited partner in such partnerships. The investment account will not be reduced below zero because the Partnership is not liable for Project Partnership losses in excess of such investment. Any distributions received from the Project Partnerships subsequent to reducing the investment account to zero, will be recognized as income in the year received.

         Income Taxes

         No provision has been made for current or deferred income taxes since they are the responsibility of each partner. Profits (or gains) and losses of the Partnership are allocated to the partners in accordance with the partnership agreement.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ significantly from those estimated.

Note B   Intangible Assets

         Intangible assets include costs and fees paid to The Gulledge Corporation for providing services relating to organization and management, and the acquisition of the properties on behalf of the Project Partnerships. The fees are amortized on a straight-line basis over the period of estimated future benefit as follows:

         Initial management fee           70 months
         Organization costs and fees      60 months
         Acquisition fee                 180 months

         The Initial management fee and organization costs and fees were fully amortized in 1990.

Note C   Distribution Refund

         For the year ended December 31, 1993, a refund of $92,868 was paid to one Project Partnership that had overpaid cash distributions to the Partnership in prior years.

Note D   Partners' Capital (Deficit)

         Profits and losses of the Partnership are allocated pro-rata to the partners in accordance with their interest as follows:
                 General partner (131 units)                    1.1%
                 Special limited partners (225 units)           1.9
                 Investor limited partners (11,458 units)      97.0
                                                              100.0%

         Upon dissolution and termination of the Partnership, the net proceeds resulting from the sale of Partnership assets are first used to pay all debts and liabilities of the Partnership; next, to repay capital contributions of the partners less any prior cash distributions; then, to the payment of a cumulative disposition fee to the General Partner, with any remaining funds allocated as follows:

                 General partner                       4.0%
                 Special limited partners              6.0
                 Investor limited partners            90.0
                                                     100.0%

         In the event that net operating revenues, as defined, are realized during any fiscal year, an annual noncumulative program management fee of up to $59,250 is payable to the managing General Partner. The fee represents compensation for maintaining the Partnership's books, records and accounts per the Partnership agreement. The amount of the program management fee plus the asset management fee accrued each year shall not exceed .5% of invested assets, as defined in the Partnership's Limited Partnership Agreement.

         Upon the distribution of capital proceeds by the Partnership, the General Partner is authorized to receive a cumulative disposition fee equal to 1% of the capital proceeds generated through the sale of Project Partnerships to the extent such proceeds exceed priority payments as defined in the Partnership Agreement.

Note E   Reconciliation of Operations:  Financial Statement Versus Income Tax
                                        Return

       The financial statement loss is reconciled to income tax loss for the years ended December 31, 1995, 1994 and 1993 as follows:

                                                  1995          1994           1993

Net Loss per financial statements             $    (49,014)  $    (32,311)  $   (123,851)
    Less: equity in losses of Project
          Partnerships for tax return
          purposes in excess of equity
          in losses of Project Partnerships
          for financial statement purposes      (1,743,656)    (1,941,128)    (1,778,342)
       Distributions received, net of amount
          refunded (Note C)                        (63,895)       (99,193)        (5,944)
   Net Loss per income tax return             $ (1,856,565)  $ (2,072,632)  $ (1,908,137)

Note F  Payable To Affiliates

        In accordance with the Partnership Agreement, the Partnership is required to pay to the General Partner an annual asset management fee of $114,580. Amounts due in accordance with this agreement are included in payable to affiliates in the accompanying balance sheets.

Note G  Project Partnerships

        Other than Camelot, none of the Project Partnerships are experiencing significant cash flow deficiencies after giving consideration to depreciation, amortization and accrued interest on promissory notes not currently payable.

        Camelot Housing defaulted on its mortgage in June, 1995. The mortgage was assigned to HUD and HUD initiated foreclosure proceedings. The proceedings should conclude during 1996. The affect on the Partnership's financial statements will be negligible because the investment in Camelot was reduced to zero several years ago and Camelot was not expected to pay distributions in the foreseeable future. Any tax gain caused by the foreclosure should be offset by losses from other Project Partnership and suspended losses from prior years.

        The Hawthorn project partnership has pledged its rental property as collateral in connection with a promissory note issued by Hawthorn. The promissory note plus accrued interest totalled $4,892,000 at December 31, 1995. Interest is compounded annually at 11% and the principal and unpaid interest are payable on December 31, 1996. The General Partner is attempting to refinance Hawthorn's first mortgage and use the proceeds from the refinancing to make a partial payment to the noteholder. The remaining balance of the promissory note would then be renegotiated with a new maturity date.

        The Partnership's investment in the following Project Partnerships (the "Projects") serves as collateral in connection with promissory notes issued by the Projects as described below:

Project Partnership        Promissory Note
     (Debtor)        Including Accrued Interest   Payment Terms

Camelot Housing              $3,022,000           12% interest due annually.
                                                  Principal plus unpaid interest
                                                  due on December 31, 1999

Colony Place                 $1,571,000           9% interest due annually.
                                                  Principal plus unpaid interest
                                                  due on December 31, 1995

Florence Housing             $4,226,000           13% interest due annually.
                                                  Principal plus unpaid interest
                                                  due on December 31, 1995

Greentree Housing            $1,170,000           11% interest due annually.
                                                  Principal plus unpaid interest
                                                  due on December 31, 1999

Olympic Housing              $5,985,000           12% interest due annually.
                                                  Principal plus unpaid interest
                                                  due on December 31, 1995

        The ability of the Projects to refinance or renegotiate these Promissory Notes when due is uncertain at this time. Factors that may affect the Projects' ability to refinance or renegotiate include changes in tax laws, changes in interest rates, and the operations of the Projects.

        The notes on three of the Project Partnerships came due on December 31, 1995: Colony Place, Florence Housing and Olympic Housing. Colony Place's note was extended for one year and a sale of the project is being pursued under the Low Income Housing Preservation and Resident Homeownership Act ("LIHPRHA"). Sales proceeds would then be used to pay the noteholder. LIHPRHA is a program administered by the Department of Housing and Urban Development ("HUD").

        Florence Housing's note was extended for one year at 12% interest with a further extension being negotiated to extend the note for five years at 12%. Olympic Housing's note is still in the process of finalizing an initial extension with a further extension to December 31, 2000, at 10% interest. All of these negotiations are subject to the approval of the limited partners of the Partnership.

        The Partnership could lose its ownership interest in the Project Partnerships if it is unsuccessful in refinancing these notes. Though the Partnership's investment in these Project Partnerships is zero, the impact on future operations could be significant as distributions from Project Partnerships is the primary source of revenue for the Partnership.

Note H   Condensed Financial Data of Project Partnerships

         The following is a summary of the condensed financial position and results of operations of the Project Partnerships which have been extracted from audited financial statements and are not covered by the accompanying independent auditors' reports. (dollars in thousands):

                       Camelot Housing Limited Partnership
                            Condensed Balance Sheets

                                               December 31,
                                         1995     1994     1993

Assets:
     Rental Property (Net)              $3,402   $3,482   $3,591
     Other Assets                          355      234      209
                                        $3,757   $3,716   $3,800

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable             $4,888   $4,762   $4,654
     Other Liabilities                      80       19       60
     Partners' Capital (Deficit)        (1,211)  (1,065)   (914)
                                        $3,757   $3,716   $3,800

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                         1995     1994     1993
Revenues:
     Rental Income                      $  568    $ 563   $ 548
     Interest Income                                  1      10
     Other Income                           17       52      52
       Total Revenue                       585      616     610

Expenses:
     Operating Expenses                    450      476     528
     Financial Expenses                    171      182     194
     Depreciation                          110      109     110
       Total Expenses                      731      767     832

Net Loss                                $(146)    $(151)  $(222)


                          Colony Place Associates, Ltd.
                            Condensed Balance Sheets

                                               December 31,
                                         1995     1994     1993

Assets:
     Rental Property (Net)              $1,357    $1,370  $ 1,436
     Other Assets                          105       126      113
                                        $1,462    $1,496  $ 1,549

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable             $2,402    $2,299  $ 2,204
     Other Liabilities                      97        97       75
     Partners' Capital (Deficit)        (1,037)    (900)    (730)
                                        $1,462    $1,496  $ 1,549

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                         1995     1994     1993

Revenues:
     Rental Income                       $ 303    $ 302   $ 304
     Interest Income                         1        1       1
     Other Income                           10        8       8
       Total Revenue                       314      311     313

Expenses:
     Operating Expenses                    273      259     256
     Financial Expenses                    138      129     120
     Depreciation                           66       66      67
       Total Expenses                      477      454     443

Net Loss                                 $(163)   $(143)  $(130)


                          Country Oaks Apartments, Ltd.
                            Condensed Balance Sheets


                                               December 31,
                                         1995     1994     1993

Assets:
     Rental Property (Net)              $  440  $   511  $  580
     Other Assets                          174      167     162
                                        $  614  $   678  $  742

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable             $1,042  $ 1,044  $1,044
     Other Liabilities                      56       57      57
     Partners' Capital (Deficit)         (484)    (423)   (359)
                                        $  614  $   678  $  742

                       Condensed Statements of Operations

                                      For The Year Ended December 31,
                                         1995     1994     1993

Revenues:
     Rental Income                      $  156    $ 152   $ 152
     Interest Income                         4        2       2
     Other Income                            7        5       6
       Total Revenue                       167      159     160

Expenses:
     Operating Expenses                     64       58      65
     Financial Expenses                     88       94      89
     Depreciation                           71       71      71
       Total Expenses                      223      223     225

Net Loss                                $ (56)    $(64)   $(65)


                           Florence Housing Associates
                            Condensed Balance Sheets

                                               December 31,
                                         1995     1994     1993

Assets:
     Rental Property (Net)              $3,593    $3,702  $ 3,816
     Other Assets                          849      873       897
                                        $4,442    $4,575  $ 4,713

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable             $6,810    $6,291  $ 5,828
     Other Liabilities                     107       90       105
     Partners' Capital (Deficit)        (2,475)   (1,806) (1,220)
                                        $4,442    $4,575  $ 4,713

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                         1995     1994     1993
Revenues:
     Rental Income                      $  802    $ 812   $   794
     Interest Income                        45       32        29
     Other Income                           13       13        13
       Total Revenue                       860      857       836

Expenses:
     Operating Expenses                    738      734       733
     Financial Expenses                    641      567       498
     Depreciation                          143      142       141
       Total Expenses                    1,522    1,443     1,372

Net Loss                                $(662)    $(586)  $ (536)


                             Greentree Housing, Ltd.
                            Condensed Balance Sheets

                                               December 31,
                                         1995     1994     1993
Assets:
     Rental Property (Net)              $1,622    $1,673  $ 1,723
     Other Assets                          118        92       84
                                        $1,740    $1,765  $ 1,807

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable             $2,355    $2,271  $ 2,195
     Other Liabilities                      60        33       37
     Partners' Capital (Deficit)         (675)     (539)    (425)
                                        $1,740    $1,765  $ 1,807

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                         1995     1994     1993

Revenues:
     Rental Income                      $  345    $ 337   $ 342
     Interest Income                         1        1       1
     Other Income                           12       11      12
       Total Revenue                       358      349     355

Expenses:
     Operating Expenses                    311      288     308
     Financial Expenses                    126      122     114
     Depreciation                           50       51      52
       Total Expenses                      487      461     474

Net Loss                                $(129)    $(112)  $(119)


                      Hawthorn Housing Limited Partnership
                            Condensed Balance Sheets

                                               December 31,
                                         1995     1994     1993

Assets:
     Rental Property (Net)              $4,996    $5,172  $ 5,196
     Other Assets                        1,075       965      979
                                        $6,071    $6,137  $ 6,175

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable             $7,936    $7,530  $ 7,170
     Other Liabilities                     179       204      150
     Partners' Capital (Deficit)        (2,044)   (1,597) (1,145)
                                        $6,071    $6,137  $ 6,175

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                         1995     1994     1993

Revenues:
     Rental Income                      $1,513    $1,444  $ 1,419
     Interest Income                        51        47       50
     Other Income                           11         9       15
       Total Revenue                     1,575     1,500    1,484

Expenses:
     Operating Expenses                  1,005       980      886
     Financial Expenses                    724       681      646
     Depreciation                          276       275      258
       Total Expenses                    2,005     1,936    1,790

Net Loss                                $(430)    $(436)  $ (306)


                       Olympic Housing Limited Partnership
                            Condensed Balance Sheets

                                               December 31,
                                         1995     1994     1993

Assets:
     Rental Property (Net)              $ 7,745   $ 8,010   $ 8,269
     Other Assets                         1,075       914       999
                                        $ 8,820   $ 8,924   $ 9,268

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable             $10,775    10,576   $10,419
     Other Liabilities                    1,174     1,103     1,150
     Partners' Capital (Deficit)        (3,129)   (2,755)   (2,301)
                                        $ 8,820   $ 8,924   $ 9,268

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                         1995     1994     1993

Revenues:
     Rental Income                      $2,348    $2,321  $ 2,233
     Interest Income                         6         6        6
     Other Income                           38        37       38
       Total Revenue                     2,392     2,364    2,277

Expenses:
     Operating Expenses                  1,754     1,845    1,599
     Financial Expenses                    691       702      679
     Depreciation                          291       289      283
       Total Expenses                    2,736     2,836    2,561

Net Loss                                $(344)    $(472)  $ (284)


                                 Pine West, Ltd.
                            Condensed Balance Sheets

                                               December 31,
                                         1995     1994     1993

Assets:
     Rental Property (Net)              $1,103    $1,133  $ 1,163
     Other Assets                          123       112       99
                                        $1,226    $1,245  $ 1,262

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable             $1,266    $1,269  $ 1,271
     Other Liabilities                      34        34       34
     Partners' Capital (Deficit)          (74)      (58)     (43)
                                        $1,226    $1,245  $ 1,262

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                         1995     1994     1993

Revenues:
     Rental Income                      $  138    $ 137   $ 125
     Interest Income                         2        2       2
     Other Income                            4        6       6
       Total Revenue                       144      145     133

Expenses:
     Operating Expenses                     94       93      82
     Financial Expenses                     31       31      31
     Depreciation                           30       30      32
       Total Expenses                      155      154     145

Net Loss                                $ (11)    $ (9)   $(12)



                             Rancho Vista Associates
                            Condensed Balance Sheets

                                               December 31,
                                         1995     1994     1993

Assets:
     Rental Property (Net)              $  733    $ 765   $ 793
     Other Assets                           63       47      46
                                        $  796    $ 812   $ 839

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable             $  916    $ 919   $ 918
     Other Liabilities                      10        8      10
     Partners' Capital (Deficit)         (130)    (115)    (89)
                                        $  796    $ 812   $ 839

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                         1995     1994     1993

Revenues:
     Rental Income                       $ 160    $ 153   $ 140
     Interest Income                         1        1       1
     Other Income                            3        6       5
       Total Revenue                       164      160     146

Expenses:
     Operating Expenses                     61       69      67
     Financial Expenses                     84       85      87
     Depreciation                           32       32      32
       Total Expenses                      177      186     186

Net Loss                                 $(13)    $(26)   $(40)



                     Combined Total of Project Partnerships
                            Condensed Balance Sheets

                                               December 31,
                                         1995     1994     1993

Assets:
     Rental Property (Net)            $ 24,991  $ 25,818  $ 26,567
     Other Assets                        3,937     3,530     3,588
                                      $ 28,928  $ 29,348  $ 30,155

Liabilities and
  Partners' Capital (Deficit):
     Mortgage Notes Payable           $ 38,390  $ 36,961  $ 35,703
     Other Liabilities                   1,797     1,645     1,678
     Partners' Capital (Deficit)       (11,259)   (9,258)   (7,226)
                                      $ 28,928  $ 29,348  $ 30,155

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                            1995     1994    1993

Revenues:
     Rental Income                       $ 6,333  $ 6,221  $ 6,057
     Interest Income                         111       93      102
     Other Income                            115      147      155
     Total Revenue                         6,559    6,461    6,314

Expenses:
     Operating Expenses                    4,750    4,802    4,524
     Financial Expenses                    2,694    2,593    2,458
     Depreciation                          1,069    1,065    1,046
     Total Expenses                        8,513    8,460    8,028

Net Loss                                 $(1,954) $(1,999) $(1,714)



Note I   Fair Value of Financial Instruments

         FASB Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, when it is practicable to estimate fair value. The carrying amounts of assets and liabilities reported on the statements of financial position that require such disclosure approximate fair value.