Form 10-K405, Exhibit 13
period 1996-12-31
GULLEDGE REALTY INVESTORS II L P
filed 1997-03-31
CIK 739626

EXHIBIT 13


                       GULLEDGE REALTY INVESTORS II, L.P.

                        (A VIRGINIA LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                   FOR THE THREE YEARS ENDED DECEMBER 31, 1996



INDEPENDENT AUDITORS' REPORT

To the Partners of
Gulledge Realty Investors II:

We have audited the accompanying balance sheets of Gulledge Realty Investors II (a limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, such financial statements present fairly, in all material respects, the financial position of Gulledge Realty Investors II as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.




/s/Deloitte & Touche LLP
St. Louis, MO
March 21, 1997

                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS


                                                                       December 31,
                                                                  1996              1995
     Assets

Cash                                                        $    366,271     $     371,220
Advances to Project Partnerships                                  62,158            50,033
Intangible assets, net of accumulated amortization
of $2,246,821 and $2,240,692 (Note B)                             21,473            27,602

     Total Assets                                           $    449,902     $     448,855




     Liabilities and Partners' Capital (Deficit)

Accounts payable                                            $     14,000     $      14,200
Payable to affiliates (Note E)                                 1,144,783         1,030,203
Capital contributions payable                                     50,000            50,000

     Total Liabilities                                         1,208,783         1,094,403


Partners' Capital (Deficit) (Note C)                           (758,881)         (645,548)

     Total Liabilities and
     Partners' Capital (Deficit)                            $    449,902     $     448,855

See notes to financial statements.

                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS


                                        Year Ended December 31,

                                      1996       1995          1994

Revenue and equity in
  Project Partnerships' operations:

    Interest                     $   19,183   $  19,600   $   10,618
    Distributions from
      Project Partnership            26,763      63,895       99,193
    Miscellaneous revenue                         4,274           75

                                     45,946      87,769      109,886

Expenses:

    Asset management fee (Note E)             114,580     114,580     114,580
    Professional fees                29,055      14,000       16,023
    Amortization                      6,129       6,129        6,129
    Operating expenses                9,515       2,074        5,465

                                    159,279     136,783      142,197

Net Loss                         $(113,333)   $(49,014)   $ (32,311)

See notes to financial statements.

                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)

                       THREE YEARS ENDED DECEMBER 31, 1996



                                                                  Special
                                        Total        General      Limited    Limited

Balances at January 1, 1994         $ (564,223)   $ (14,798)  $ (26,732)   $(522,693)

Net loss for 1994                      (32,311)        (355)       (614)     (31,342)

Balances at December 31, 1994         (596,534)     (15,153)    (27,346)    (554,035)

Net loss for 1995                      (49,014)        (539)       (931)     (47,544)

Balances at December 31, 1995         (645,548)     (15,692)    (28,277)    (601,579)

Net loss for 1996                     (113,333)      (1,247)     (2,153)    (109,933)

Balances at December 31, 1996       $ (758,881)   $ (16,939)  $ (30,430)   $(711,512)

See notes to financial statements.

                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


                                                                    Year Ended December 31,

                                                                1996         1995        1994

Cash Flows From Operating Activities:
  Net loss                                                  $(113,333)  $ (49,014)  $  (32,311)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
     Distributions from
       Project Partnerships                                   (26,763)    (63,895)     (99,193)
     Amortization                                                6,129       6,129        6,129
     Change in assets and liabilities:
       (Increase) decrease in advances to
       Project Partnerships                                   (12,125)    (48,167)        3,495
        (Decrease) increase in accounts payable                  (200)     (4,500)        1,975
        Increase in payable to affiliates                      114,580     114,580      114,580

Net Cash Used In Operating Activities                         (31,712)    (44,867)      (5,325)

Cash Flows From Investing Activities:
  Distributions from Project Partnerships                       26,763      63,895       99,193

Net Cash Provided By Investing Activities                       26,763      63,895       99,193

(Decrease) Increase In Cash                                    (4,949)      19,028       93,868

Cash-Beginning of year                                         371,220     352,192      258,324

Cash-End of year                                            $  366,271  $  371,220  $   352,192

See notes to financial statements.

                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS

                       THREE YEARS ENDED DECEMBER 31, 1996

Note A    Summary of Significant Accounting Policies

          Partnership Organization

          Gulledge Realty Investors II (the Partnership) is a limited partnership organized on December 1, 1983 under the laws of the Commonwealth of Virginia for the purpose of acquiring limited partner interests in real estate limited partnerships (Project Partnerships). These Project Partnerships are known as Florence Housing Partnership, Colony Place Associates, Ltd., Greentree Housing Limited Partnership, Camelot Housing Limited Partnership, Hawthorn Housing Limited Partnership, Olympic Housing Limited Partnership, Country Oaks Apartments Limited Partnership, Pine West Ltd., and Rancho Vista Associates. Except for Camelot Housing (see Note F), each of the Project Partnerships is an operating real estate project which receives mortgage interest and/or rental assistance from the United States Department of Housing and Urban Development (HUD) or Farmer's Home Administration. The Partnership commenced operations on March 1, 1984.

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


Note C    Partners' Capital (Deficit)

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

Note D    Reconciliation of Operations:  Financial Statement Versus Income Tax
          Return

          The financial statement loss is reconciled to income tax gain (loss) for the years ended December 31, 1996, 1995 and 1994 as follows:

                                                           1996          1995           1994

     Net Loss per financial statements                 $(113,333)  $    (49,014)  $    (32,311)
      Less: equity in gains (losses) of
        Project Partnerships for tax
        return purposes in excess of
        equity in gains (losses) of
        Project Partnerships for financial
        statement purposes                              1,121,625    (1,743,656)    (1,941,128)
      Distributions received                             (26,763)       (63,895)       (99,193)
     Net Gain (Loss) per income tax return             $  981,529  $ (1,856,565)  $ (2,072,632)

    The Net Gain per income tax return in 1996 is a result of the foreclosure against Camelot Housing (see Note F).

Note E   Payable To Affiliates

         In accordance with the Partnership Agreement, the Partnership is required to pay to the General Partner an annual asset management fee of $114,580. Amounts due in accordance with this agreement are included in payable to affiliates in the accompanying balance sheets.


Note F   Project Partnerships

         Other than Camelot, none of the Project Partnerships are experiencing significant cash flow deficiencies after adding back non-cash items such as depreciation, amortization and accrued interest on promissory notes not currently payable to the operating losses of the Project Partnerships.

         Camelot Housing defaulted on its mortgage in June, 1995. The mortgage was assigned to HUD and HUD initiated foreclosure proceedings. The proceedings concluded during 1996. The effect on the Partnership's financial statements is negligible because the investment in Camelot was reduced to zero several years ago and Camelot was not expected to pay distributions in the foreseeable future. Any tax gain caused by the foreclosure should be offset by losses from other Project Partnership and suspended losses from prior years.

         The Hawthorn project partnership has pledged its rental property as collateral in connection with a promissory note issued by Hawthorn. The promissory note plus accrued interest totaled $5,421,000 at December 31, 1996. Interest is compounded annually at 11% and the principal and unpaid interest was payable on December 31, 1996. The General Partner is negotiating an extension of the maturity date and attempting to refinance Hawthorn's first mortgage and use the proceeds from the refinancing to make a partial payment to the noteholder. The remaining balance of the promissory note would then be renegotiated with a new maturity date.


          The Partnership's investment in the following Project Partnerships (the "Projects") serves as collateral in connection with promissory notes issued by the Projects as described below:

                                   Promissory Note
Project Partnership        Including
     (Debtor)           Accrued Interest          Payment Terms

Colony Place               $1,713,000             9% interest due annually.
                                                  Principal plus unpaid interest
                                                  due on June  30, 1997

Florence Housing           $4,435,000             13% interest due annually.
                                                  Principal plus unpaid interest
                                                  due on December 31, 1997

Greentree Housing          $1,298,000             11% interest due annually.
                                                  Principal plus unpaid interest
                                                  due on December 31, 1999

Olympic Housing            $6,306,000             10% interest due annually.
                                                  Principal plus unpaid interest
                                                  due on December 31, 2000

          The ability of the Projects to refinance or renegotiate these Promissory Notes when due is uncertain at this time. Factors that may affect the Projects' ability to refinance or renegotiate include changes in tax laws, changes in interest rates, and the operations of the Projects.

          The Partnership could lose its ownership interest in the Project Partnerships if it is unsuccessful in renegotiating these notes. Though the Partnership's investment in these Project Partnerships is zero, the impact on future operations could be significant as distributions from Project Partnerships is the primary source of revenue for the Partnership.


          Colony Place's promissory note was originally due December 31, 1995, but was extended until June 30, 1997, while a sale of the project is being pursued under the Low Income Housing Preservation and Resident Homeownership Act ("LIHPRHA"). Sales proceeds under LIHPRHA would be sufficient to satisfy the noteholder. LIHPRHA is a program administered by the Department of Housing and Urban Development ("HUD").

          Florence Housing's promissory note was originally due December 31, 1995, but was extended to December 31, 1997, with additional one year extensions available. Olympic Housing's promissory note was originally due December 31, 1995, but was extended to December 31, 2000. In addition, the interest rate on Olympic's note was reduced from 12% to 10% and payment terms were changed to allow more of the project's available surplus cash to be paid to the noteholder as partial payment of the annual interest due on the promissory note.



Note G    Condensed Financial Data of Project Partnerships

          The following is a summary of the condensed financial position and results of operations of the Project Partnerships which have been extracted from audited financial statements and are not covered by the accompanying independent auditors' reports. (dollars in thousands):

                       Camelot Housing Limited Partnership
                            Condensed Balance Sheets

                                               December 31,
                                         1995              1994

Assets:
     Rental Property (Net)              $3,402            $3,482
     Other Assets                          355               234
                                        $3,757            $3,716

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $4,888            $4,762
     Other Liabilities                      80                19
     Partners' Capital (Deficit)        (1,211)           (1,065)
                                        $3,757            $3,716

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1995              1994
Revenues:
     Rental Income                      $  568            $  563
     Other Income                           17                53
       Total Revenue                       585               616

Expenses:
     Operating Expenses                    450               476
     Financial Expenses                    171               182
     Depreciation                          110               109
       Total Expenses                      731               767

Net Loss                                $(146)            $(151)

See Note F as Camelot Housing was in foreclosure during 1996 and no audited financial statements are available, no audited financial information has been provided.


                          Colony Place Associates, Ltd.
                            Condensed Balance Sheets


                                                 December 31,
                                           1996      1995      1994

Assets:
     Rental Property (Net)              $ 1,291   $ 1,357   $ 1,370
     Other Assets                            95       105       126
                                        $ 1,386   $ 1,462   $ 1,496

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $ 2,515   $ 2,402   $ 2,299
     Other Liabilities                       71        97        97
     Partners' Capital (Deficit)        (1,200)   (1,037)     (900)
                                        $ 1,386   $ 1,462   $ 1,496

                       Condensed Statements of Operations

                                       For The Year Ended December 31,
                                           1996      1995      1994

Revenues:
     Rental Income                      $   347   $   303   $   302
     Interest Income                          1         1         1
     Other Income                            10        10         8
     Total Revenue                          358       314       311

Expenses:
     Operating Expenses                     307       273       259
     Financial Expenses                     148       138       129
     Depreciation                            66        66        66
     Total Expenses                         521       477       454

Net Loss                                $ (163)   $ (163)   $ (143)


                          Country Oaks Apartments, Ltd.
                            Condensed Balance Sheets


                                                 December 31,
                                           1996      1995      1994

Assets:
     Rental Property (Net)              $   378   $   440   $   511
     Other Assets                           184       174       167
                                        $   562   $   614   $   678

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $ 1,038   $ 1,042   $ 1,044
     Other Liabilities                       58        56        57
     Partners' Capital (Deficit)          (534)     (484)     (423)
                                        $   562   $   614   $   678

                       Condensed Statements of Operations

                                       For The Year Ended December 31,
                                           1996      1995      1994

Revenues:
     Rental Income                      $   157   $   156   $   152
     Interest Income                          4         4         2
     Other Income                             6         7         5
     Total Revenue                          167       167       159

Expenses:
     Operating Expenses                      55        64        58
     Financial Expenses                      88        88        94
     Depreciation                            71        71        71
     Total Expenses                         214       223       223

Net Loss                                $  (47)   $  (56)   $  (64)


                           Florence Housing Associates
                            Condensed Balance Sheets

                                                 December 31,
                                           1996      1995      1994

Assets:
     Rental Property (Net)              $ 3,465   $ 3,593   $ 3,702
     Other Assets                           849       849       873
                                        $ 4,314   $ 4,442   $ 4,575

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $ 6,944   $ 6,810   $ 6,291
     Other Liabilities                      179       107        90
     Partners' Capital (Deficit)        (2,809)   (2,475)   (1,806)
                                        $ 4,314   $ 4,442   $ 4,575

                       Condensed Statements of Operations

                                       For The Year Ended December 31,
                                           1996      1995      1994
Revenues:
     Rental Income                      $   855   $   802   $   812
     Interest Income                         39        45        32
     Other Income                            12        13        13
     Total Revenue                          906       860       857

Expenses:
     Operating Expenses                     840       738       734
     Financial Expenses                     257       641       567
     Depreciation                           143       143       142
     Total Expenses                       1,240     1,522     1,443

Net Loss                                $ (334)   $ (662)   $ (586)


                             Greentree Housing, Ltd.
                            Condensed Balance Sheets

                                                 December 31,
                                           1996      1995      1994
Assets:
     Rental Property (Net)              $ 1,554   $ 1,622   $ 1,673
     Other Assets                           127       118        92
                                        $ 1,681   $ 1,740   $ 1,765

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $ 2,423   $ 2,355   $ 2,271
     Other Liabilities                       35        60        33
     Partners' Capital (Deficit)          (777)     (675)     (539)
                                        $ 1,681   $ 1,740   $ 1,765

                       Condensed Statements of Operations

                                       For The Year Ended December 31,
                                           1996      1995      1994

Revenues:
     Rental Income                      $   389   $   345   $   337
     Interest Income                          1         1         1
     Other Income                            40        12        11
     Total Revenue                          430       358       349

Expenses:
     Operating Expenses                     341       311       288
     Financial Expenses                     140       126       122
     Depreciation                            50        50        51
     Total Expenses                         531       487       461

Net Loss                                $ (101)   $ (129)   $ (112)


                      Hawthorn Housing Limited Partnership
                            Condensed Balance Sheets

                                                 December 31,
                                           1996      1995      1994

Assets:
     Rental Property (Net)              $ 4,716   $ 4,996   $ 5,172
     Other Assets                         1,450     1,075       965
                                        $ 6,166   $ 6,071   $ 6,137

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $ 8,388   $ 7,936   $ 7,530
     Other Liabilities                      181       179       204
     Partners' Capital (Deficit)        (2,403)   (2,044)   (1,597)
                                        $ 6,166   $ 6,071   $ 6,137

                       Condensed Statements of Operations

                                       For The Year Ended December 31,
                                           1996      1995      1994

Revenues:
     Rental Income                      $ 1,516   $1,513    $ 1,444
     Interest Income                         63        51        47
     Other Income                            16        11         9
     Total Revenue                        1,595     1,575     1,500

Expenses:
     Operating Expenses                     876     1,005       980
     Financial Expenses                     772       724       681
     Depreciation                           289       276       275
     Total Expenses                       1,937     2,005     1,936

Net Loss                                $ (342)   $ (430)   $ (436)


                       Olympic Housing Limited Partnership
                            Condensed Balance Sheets

                                                 December 31,
                                           1996      1995      1994

Assets:
     Rental Property (Net)              $ 7,762   $ 7,745   $ 8,010
     Other Assets                         1,042     1,075       914
                                        $ 8,804   $ 8,820   $ 8,924

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $11,018   $10,775   $10,576
     Other Liabilities                    1,346     1,174     1,103
     Partners' Capital (Deficit)        (3,560)   (3,129)   (2,755)
                                        $ 8,804   $ 8,820   $ 8,924

                       Condensed Statements of Operations

                                       For The Year Ended December 31,
                                           1996      1995      1994

Revenues:
     Rental Income                      $ 2,347   $ 2,348   $ 2,321
     Interest Income                         12         6         6
     Other Income                            36        38        37
     Total Revenue                        2,395     2,392     2,364

Expenses:
     Operating Expenses                   1,756     1,754     1,845
     Financial Expenses                     835       691       702
     Depreciation                           296       291       289
     Total Expenses                       2,887     2,736     2,836

Net Loss                                $ (492)   $ (344)   $ (472)


                                 Pine West, Ltd.
                            Condensed Balance Sheets

                                                 December 31,
                                           1996      1995      1994

Assets:
     Rental Property (Net)              $ 1,073   $ 1,103   $ 1,133
     Other Assets                           120       123       112
                                        $ 1,193   $ 1,226   $ 1,245

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $ 1,263   $ 1,266   $ 1,269
     Other Liabilities                       36        34        34
     Partners' Capital (Deficit)          (106)      (74)      (58)
                                        $ 1,193   $ 1,226   $ 1,245

                       Condensed Statements of Operations

                                       For The Year Ended December 31,
                                           1996      1995      1994

Revenues:
     Rental Income                      $   138   $   138   $   137
     Interest Income                          2         2         2
     Other Income                             8         4         6
     Total Revenue                          148       144       145

Expenses:
     Operating Expenses                     113        94        93
     Financial Expenses                      31        31        31
     Depreciation                            30        30        30
     Total Expenses                         174       155       154

Net Loss                                $  (26)   $  (11)   $   (9)



                             Rancho Vista Associates
                            Condensed Balance Sheets

                                                 December 31,
                                           1996      1995      1994

Assets:
     Rental Property (Net)              $   725   $   733   $   765
     Other Assets                            45        63        47
                                        $   770   $   796   $   812

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $   912   $   916   $   919
     Other Liabilities                       10        10         8
     Partners' Capital (Deficit)          (152)     (130)     (115)
                                        $   770   $   796   $   812

                       Condensed Statements of Operations

                                       For The Year Ended December 31,
                                           1996      1995      1994

Revenues:
     Rental Income                      $   158   $   160   $   153
     Interest Income                          1         1         1
     Other Income                             4         3         6
     Total Revenue                          163       164       160

Expenses:
     Operating Expenses                      65        61        69
     Financial Expenses                      84        84        85
     Depreciation                            33        32        32
     Total Expenses                         182       177       186

Net Loss                                $  (19)   $  (13)   $  (26)



                     Combined Total of Project Partnerships
                            Condensed Balance Sheets

                                                 December 31,
                                           1996      1995      1994

Assets:
     Rental Property (Net)              $20,964   $24,991   $25,818
     Other Assets                         3,912     3,937     3,530
                                        $24,876   $28,928   $29,348

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $34,501   $38,390   $36,961
     Other Liabilities                    1,916     1,797     1,645
     Partners' Capital (Deficit)        (11,541)  (11,259)  (9,258)
                                        $24,876   $28,928   $29,348

                       Condensed Statements of Operations

                                       For The Year Ended December 31,
                                           1996      1995      1994

Revenues:
     Rental Income                      $ 5,907   $ 6,333   $ 6,221
     Interest Income                        123       111        93
     Other Income                           132       115       147
     Total Revenue                        6,162     6,559     6,461

Expenses:
     Operating Expenses                   4,353     4,750     4,802
     Financial Expenses                   2,355     2,694     2,593
     Depreciation                           978     1,069     1,065
     Total Expenses                       7,686     8,513     8,460

Net Loss                                $(1,524)  $(1,954)  $(1,999)



Note H    Fair Value of Financial Instruments

          FASB Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, when it is practicable to estimate fair value. The carrying amounts of assets and liabilities reported on the statements of financial position that require such disclosure approximate fair value.