Form 10-K405, Exhibit 13
period 1997-12-31
GULLEDGE REALTY INVESTORS II L P
filed 1998-04-15
CIK 739626

GULLEDGE REALTY INVESTORS II, L.P.

                        (A VIRGINIA LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                   FOR THE THREE YEARS ENDED DECEMBER 31, 1997




INDEPENDENT AUDITORS' REPORT

To the Partners of
Gulledge Realty Investors II:

We have audited the accompanying balance sheets of Gulledge Realty Investors II (a limited partnership) as of December 31, 1997 and 1996, and the related statements of operations, changes in partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

In our opinion, such financial statements present fairly, in all material respects, the financial position of Gulledge Realty Investors II as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.






April 3, 1998
St. Louis, Missouri



                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS



                                              December 31,
    Assets                               1997             1996

Cash and cash equivalents           $   490,764      $   366,271
Advances to Project Partnerships         31,097           62,158
Investment in
  Project Partnerships (Note F)         976,602
Intangible assets, net of
  accumulated amortization of
  $2,268,294 and $2,246,821 (Note B)                      21,473

  Total Assets                      $ 1,498,463      $   449,902




    Liabilities and Partners' Capital (Deficit)

Accounts payable                    $     7,000      $    14,000
Payable to affiliates (Note E)        1,278,104        1,144,783
Capital contributions payable            50,000           50,000
Note Payable (Note F)                 3,793,055

  Total Liabilities                   5,128,159        1,208,783


Partners' Capital
  (Deficit) (Note C)                (3,629,696)        (758,881)

  Total Liabilities and
   Partners' Capital (Deficit)     $ 1,498,463      $   449,902




See Notes to Financial Statements.





                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS



                                        Year Ended December 31,

                                    1997        1996       1995

Revenue and equity in
  Project Partnerships' operations:

    Interest                  $    20,549  $   19,183   $  19,600
    Distributions from
    Project Partnership            52,702      26,763      63,895
    Equity in loss of
      Project Partnerships     (2,695,167)
    Miscellaneous revenue                                   4,274

                               (2,621,916)     45,946      87,769

Expenses:

    Asset Mgmt. fee (Note E)      114,580     114,580     114,580
    Interest expense               44,368
    Professional fees               8,553      29,055      14,000
    Amortization                   21,473       6,129       6,129
    Operating expenses             59,925       9,515       2,074

                                  248,899     159,279     136,783

Net Loss                      $(2,870,815)  $(113,333)   $(49,014)




See Notes to Financial Statements.



                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)

                       THREE YEARS ENDED DECEMBER 31, 1997



                                                               Special
                                        Total      General     Limited       Limited

Balances at January 1, 1995        $ (596,534)    $(15,153)  $(27,346)  $  (554,035)

Net loss for 1995                     (49,014)       (539)       (931)      (47,544)

Balances at December 31, 1995        (645,548)    (15,692)    (28,277)     (601,579)

Net loss for 1996                    (113,333)     (1,247)     (2,153)     (109,933)

Balances at December 31, 1996        (758,881)    (16,939)    (30,430)     (711,512)

Net loss for 1997                  (2,870,815)    (31,579)    (54,545)   (2,784,691)

Balances at December 31, 1997      $(3,629,696)   $(48,518)  $(84,975)  $(3,496,203)



See Notes to Financial Statements.


                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


                                                     Year Ended December 31,

                                                  1997         1996         1995

Cash Flows From Operating Activities:
  Net loss                                   $(2,870,815)   $(113,333)  $ (49,014)
  Adjustments to reconcile net loss to
  net cash used in operating activities:
  Equity in loss of Project Partnership         2,695,167
  Distributions from zero-basis
  Project Partnerships                           (52,702)     (26,763)    (63,895)
  Amortization                                     21,473        6,129       6,129
  Change in assets and liabilities:
  Decrease (increase) in advances to
  Project Partnerships                             31,061     (12,125)    (48,167)
  Increase in interest payable                     44,368
  Decrease in accounts payable                    (7,000)        (200)     (4,500)
  Increase in payable to affiliates               133,321      114,580     114,580

Net Cash Used In Operating Activities             (5,127)     (31,712)    (44,867)

Cash Flows From Investing Activities:
  Distributions from all Project Partnerships     129,620       26,763      63,895

Net Increase (Decrease) In Cash and Cash Equiv.   124,493      (4,949)      19,028

Cash and Cash Equivalents-Beginning of Year       366,271      371,220     352,192

Cash and Cash Equivalents-End of Year        $    490,764   $  366,271  $  371,220

Supplemental disclosure of noncash financing and
investing activities:
  Additional investment in partnerships
  through assumption of Notes Payable        $  3,748,687



See Notes to Financial Statements.


                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS

                       THREE YEARS ENDED DECEMBER 31, 1997


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

          Cash and Cash Equivalents

          The Partnership considers interest bearing money market account balances to be cash equivalents.

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

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimated.

Note B    Intangible Assets

          Intangible assets include costs and fees paid to The Gulledge Corporation for providing services relating to organization and management, and the acquisition of the properties on behalf of the Project Partnerships. The fees were amortized on a straight-line basis over the period of estimated future benefit. As of December 31, 1997, all intangible assets were fully amortized.

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


Note D    Reconciliation of Operations:  Financial Statement Versus Income Tax
          Return

          The financial statement loss is reconciled to income tax (loss) gain for the years ended December 31, 1997, 1996 and 1995 as follows:

                                                     1997           1996           1995

     Net Loss per financial statements         $ (2,870,815)   $(113,333)   $  (49,014)
     Add: equity in loss of Project
          Partnership for financial
          statement purposes in excess
          of equity in loss of Project
          Partnership for tax return purposes     2,695,167
     Less: equity in (losses) gains of
          Project Partnerships for tax
          return purposes in excess of
          equity in (losses) gains of
          Project Partnerships for financial
          statement purposes                     (1,531,938)   1,121,625    (1,743,656)
     Distributions received from zero-basis
     Project Partnership                            (52,702)     (26,763)      (63,895)
     Net (Loss) Gain per income tax return     $ (1,760,288)  $  981,529   $(1,856,565)

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


Note F   Project Partnerships

         The Hawthorn project partnership refinanced its mortgage during 1997.
          Proceeds from the refinancing were used to make a partial payment on the promissory note which had come due December 31, 1996. The remaining balance of the promissory note was renegotiated. The mortgage was refinanced under HUD regulations which limit the amount of debt that can be collateralized by the project. Accordingly, HUD would not approve the mortgage refinance unless the promissory note was no longer a liability of the project. Therefore, the general partner of the Partnership and the noteholder agreed to have the promissory note assumed by the Partnership. The promissory note is now collateralized by the partners' interests in the Hawthorn project partnership. Principal and interest are only payable from surplus cash received by the Partnership from the Hawthorn project partnership. The Partnership is not required to make any payments from distributions it receives from any other project. The promissory note plus accrued interest totaled $3,793,000 at December 31, 1997, and bears simple interest at a rate of 9%. Any principal and interest remaining unpaid on June 30, 2002, will be due in full.

          In conjunction with assuming the liability for the promissory note, the Partnership also recorded a corresponding investment in Hawthorn. The investment account was then reduced by previously unrecorded losses of Hawthorn of $2,695,167 in accordance with the equity method of accounting. The investment account will be reduced in future years by the Partnership's share of any additional losses from Hawthorn. This investment account will also be reduced whenever the Partnership receives a distribution from Hawthorn. Therefore, until the investment account is reduced to zero, the Partnership will not recognize distribution income in future years from the Hawthorn project partnership.

         Other than Camelot, none of the Project Partnerships are experiencing significant cash flow deficiencies after adding back non-cash items such as depreciation, amortization and accrued interest on promissory notes not currently payable to the operating losses of the Project Partnerships.


Note F   Project Partnerships (continued)

         Camelot Housing defaulted on its mortgage in June 1995. The mortgage was assigned to HUD and HUD initiated foreclosure proceedings. The proceedings concluded during 1996. The effect on the Partnership's financial statements was negligible because the investment in Camelot was reduced to zero several years ago and Camelot was not expected to pay distributions in the foreseeable future. A foreclosure on a Project Partnership causes a gain for tax purposes primarily due to the recapture of accelerated depreciation taken in prior years. The tax gain caused by this foreclosure was offset by losses from other Project Partnerships and suspended losses from prior years.

          The Partnership's investment in the following Project Partnerships (the "Projects") serves as collateral in connection with promissory notes issued by the Projects as described below:

Project Partnership      Promissory Note
(Debtor)             Including Accrued Interest    Payment Terms

Colony Place             $1,867,000              9% interest due annually.
                                                 Principal plus unpaid
                                                 interest due on June  30, 1997

Florence Housing         $4,660,000              13% interest due annually.
                                                 Principal plus unpaid interest
                                                 due on December 31, 1998

Greentree Housing        $1,441,000              11% interest due annually.
                                                 Principal plus unpaid interest
                                                 due on December 31, 1999

Olympic Housing          $6,904,000              10% interest due annually.
                                                 Principal plus unpaid interest
                                                 due on December 31, 2000


Note F   Project Partnerships (continued)

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

          Colony Place's promissory note was originally due December 31, 1995, but was extended until June 30, 1997, while a sale of the project was being pursued under the Low Income Housing Preservation and Resident Homeownership Act ("LIHPRHA"). LIHPRHA was a program administered by the Department of Housing and Urban Development ("HUD"). Unfortunately, funds are no longer available under the LIHPRHA program and the noteholder has been unresponsive to further negotiations. Although this promissory note is technically in default, the noteholder has not yet made demand of payment. If the Partnership is unsuccessful in refinancing the promissory note, the project may revert to the noteholder.

          Florence Housing's promissory note was originally due
          December 31, 1995, but was extended to December 31, 1998, with additional one year extensions available. Olympic Housing's promissory note was originally due December 31, 1995, but was extended to December 31, 2000. In addition, the interest rate on Olympic's note was reduced from 12% to 10% and payment terms were changed to allow more of the project's available surplus cash to be paid to the noteholder as partial payment of the annual interest due on the promissory note.


Note G    Condensed Financial Data of Project Partnerships

          The following is a summary of the condensed financial position and results of operations of the Project Partnerships which have been extracted from audited financial statements and are not covered by the accompanying independent auditors' report (dollars in thousands):

                       Camelot Housing Limited Partnership
                            Condensed Balance Sheets

                                               December 31,
                                                   1995

Assets:
     Rental Property (Net)                        $3,402
     Other Assets                                    355
                                                  $3,757

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable                       $4,888
     Other Liabilities                                80
     Partners' Capital (Deficit)                  (1,211)
                                                  $3,757

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                                   1995
Revenues:
     Rental Income                                $  568
     Other Income                                     17
     Total Revenue                                   585

Expenses:
     Operating Expenses                              450
     Financial Expenses                              171
     Depreciation                                    110
     Total Expenses                                  731

Net Loss                                          $(146)

See Note F as Camelot Housing was sold through foreclosure during 1996 and, therefore, there are no audited financial statements available for 1997 and 1996.

Note G    Condensed Financial Data of Project Partnerships (continued)

                          Colony Place Associates, Ltd.
                            Condensed Balance Sheets


                                               December 31,
                                         1997     1996     1995

Assets:
     Rental Property (Net)              $1,224   $1,291   $1,357
     Other Assets                          124       95      105
                                        $1,348   $1,386   $1,462

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $2,638   $2,515   $2,402
     Other Liabilities                      80       71       97
     Partners' Capital (Deficit)        (1,370)  (1,200)  (1,037)
                                        $1,348   $1,386   $1,462

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1997     1996     1995

Revenues:
     Rental Income                      $  341    $ 347   $  303
     Interest Income                         1        1        1
     Other Income                            9       10       10
       Total Revenue                       351      358      314

Expenses:
     Operating Expenses                 $  290      307      273
     Financial Expenses                    157      148      138
     Depreciation                           66       66       66
       Total Expenses                      513      521      477

Net Loss                                $(162)    $(163)  $(163)

Note G    Condensed Financial Data of Project Partnerships (continued)

                          Country Oaks Apartments, Ltd.
                            Condensed Balance Sheets

                                               December 31,
                                         1997     1996     1995

Assets:
     Rental Property (Net)              $  313    $ 378   $  440
     Other Assets                          185      184      174
                                        $  498    $ 562   $  614

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $ 1033   $1,038   $1,042
     Other Liabilities                      59       58       56
     Partners' Capital (Deficit)         (594)    (534)    (484)
                                        $  498   $  562   $  614

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1997     1996     1995

Revenues:
     Rental Income                      $  154    $ 157   $  156
     Interest Income                         7        4        4
     Other Income                            7        6        7
       Total Revenue                       168      167      167

Expenses:
     Operating Expenses                     64       55       64
     Financial Expenses                     88       88       88
     Depreciation                           72       71       71
       Total Expenses                      224      214      223

Net Loss                                $ (56)    $(47)   $ (56)

Note G    Condensed Financial Data of Project Partnerships (continued)

                           Florence Housing Associates
                            Condensed Balance Sheets

                                               December 31,
                                         1997     1996     1995

Assets:
     Rental Property (Net)              $3,330   $3,465   $3,593
     Other Assets                          789      849      849
                                        $4,119   $4,314   $4,442

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $7,087   $6,944   $6,810
     Other Liabilities                     191      179      107
     Partners' Capital (Deficit)        (3,159)  (2,809)  (2,475)
                                        $4,119   $4,314   $4,442

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1997     1996     1995
Revenues:
     Rental Income                      $  972    $ 855   $  802
     Interest Income                        37       39       45
     Other Income                           17       12       13
       Total Revenue                     1,026      906      860

Expenses:
     Operating Expenses                    970      840      738
     Financial Expenses                    251      257      641
     Depreciation                          143      143      143
       Total Expenses                    1,364    1,240    1,522

Net Loss                                $(338)    $(334)  $(662)

Note G   Condensed Financial Data of Project Partnerships (continued)

                             Greentree Housing, Ltd.
                            Condensed Balance Sheets

                                               December 31,
                                         1997     1996     1995
Assets:
     Rental Property (Net)              $1,504   $1,554   $1,622
     Other Assets                          175      127      118
                                        $1,679   $1,681   $1,740

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $2,529   $2,423   $2,355
     Other Liabilities                      79       35       60
     Partners' Capital (Deficit)         (929)    (777)    (675)
                                        $1,679   $1,681   $1,740

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1997     1996     1995

Revenues:
     Rental Income                      $  393    $ 389   $  345
     Interest Income                         1        1        1
     Other Income                           14       40       12
       Total Revenue                       408      430      358

Expenses:
     Operating Expenses                    322      341      311
     Financial Expenses                    160      140      126
     Depreciation                           50       50       50
       Total Expenses                      532      531      487

Net Loss                                $(124)    $(101)  $(129)


Note G    Condensed Financial Data of Project Partnerships (continued)

                      Hawthorn Housing Limited Partnership
                            Condensed Balance Sheets

                                               December 31,
                                         1997     1996     1995

Assets:
     Rental Property (Net)              $4,473   $4,716   $4,996
     Other Assets                        1,682    1,450    1,075
                                        $6,155   $6,166   $6,071

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $4,900   $8,388   $7,936
     Other Liabilities                     269      181      179
     Partners' Capital (Deficit)           986   (2,403)  (2,044)
                                        $6,155   $6,166   $6,071

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1997     1996     1995

Revenues:
     Rental Income                      $1,439   $1,516   $1,513
     Interest Income                        71       63       51
     Other Income                           35       16       11
       Total Revenue                     1,545    1,595    1,575

Expenses:
     Operating Expenses                    759      876    1,005
     Financial Expenses                    818      772      724
     Depreciation                          269      289      276
       Total Expenses                    1,846    1,937    2,005

Net Loss                                $(301)   $(342)   $(430)

Note G    Condensed Financial Data of Project Partnerships (continued)

                       Olympic Housing Limited Partnership
                            Condensed Balance Sheets

                                               December 31,
                                         1997     1996     1995

Assets:
     Rental Property (Net)              $7,823   $7,762   $7,745
     Other Assets                          834    1,042    1,075
                                        $8,657   $8,804   $8,820

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable            $11,476  $11,018  $10,775
     Other Liabilities                   1,291    1,346    1,174
     Partners' Capital (Deficit)        (4,110)  (3,560)  (3,129)
                                        $8,657   $8,804   $8,820

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1997     1996     1995

Revenues:
     Rental Income                      $2,421   $2,347   $2,348
     Interest Income                        15       12        6
     Other Income                           43       36       38
       Total Revenue                     2,479    2,395    2,392

Expenses:
     Operating Expenses                  1,723    1,756    1,754
     Financial Expenses                    950      835      691
     Depreciation                          300      296      291
       Total Expenses                    2,973    2,887    2,736

Net Loss                                $(494)   $(492)   $(344)


Note G    Condensed Financial Data of Project Partnerships (continued)

                                 Pine West, Ltd.
                            Condensed Balance Sheets

                                               December 31,
                                         1997     1996     1995

Assets:
     Rental Property (Net)              $1,047   $1,073   $1,103
     Other Assets                          122      120      123
                                        $1,169   $1,193   $1,226

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $1,260   $1,263   $1,266
     Other Liabilities                      38       36       34
     Partners' Capital (Deficit)         (129)    (106)     (74)
                                        $1,169   $1,193   $1,226

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1997     1996     1995

Revenues:
     Rental Income                      $  148    $ 138   $  138
     Interest Income                         2        2        2
     Other Income                            7        8        4
       Total Revenue                       157      148      144

Expenses:
     Operating Expenses                    116      113       94
     Financial Expenses                     33       31       31
     Depreciation                           26       30       30
       Total Expenses                      175      174      155

Net Loss                                $ (18)    $(26)   $ (11)


Note G    Condensed Financial Data of Project Partnerships (continued)

                             Rancho Vista Associates
                            Condensed Balance Sheets

                                               December 31,
                                         1997     1996     1995

Assets:
     Rental Property (Net)              $  699    $ 725   $  733
     Other Assets                           50       45       63
                                        $  749    $ 770   $  796

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $  910    $ 912   $  916
     Other Liabilities                      10       10       10
     Partners' Capital (Deficit)         (171)    (152)    (130)
                                        $  749    $ 770   $  796

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1997     1996     1995

Revenues:
     Rental Income                      $  155    $ 158   $  160
     Interest Income                         1        1        1
     Other Income                            2        4        3
       Total Revenue                       158      163      164

Expenses:
     Operating Expenses                     61       65       61
     Financial Expenses                     83       84       84
     Depreciation                           33       33       32
       Total Expenses                      177      182      177

Net Loss                                $ (19)    $(19)   $ (13)


Note G    Condensed Financial Data of Project Partnerships (continued)

                     Combined Total of Project Partnerships
                            Condensed Balance Sheets

                                               December 31,
                                         1997     1996     1995

Assets:
     Rental Property (Net)             $20,413  $ 20,964 $ 24,991
     Other Assets                        3,961     3,912    3,937
                                       $24,374  $ 24,876 $ 28,928

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable            $31,833  $ 34,501 $ 38,390
     Other Liabilities                   2,017     1,916    1,797
     Partners' Capital (Deficit)       (9,476)  (11,541) (11,259)
                                       $24,374  $ 24,876 $ 28,928

                       Condensed Statements of Operations

                                     For The Year Ended December 31,
                                         1997    1996     1995

Revenues:
     Rental Income                     $ 6,023  $  5,907 $  6,333
     Interest Income                       135       123      111
     Other Income                          134       132      115
     Total Revenue                       6,292     6,162    6,559

Expenses:
     Operating Expenses                  4,305     4,353    4,750
     Financial Expenses                  2,540     2,355    2,694
     Depreciation                          959       978    1,069
     Total Expenses                      7,804     7,686    8,513

Net Loss                               $(1,512) $(1,524) $(1,954)



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