Form 10-K405, Exhibit 13
period 1998-12-31
GULLEDGE REALTY INVESTORS II L P
filed 1999-04-15
CIK 739626

GULLEDGE REALTY INVESTORS II, L.P.

                        (A VIRGINIA LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                   FOR THE THREE YEARS ENDED DECEMBER 31, 1998









INDEPENDENT AUDITORS' REPORT

To the Partners of
Gulledge Realty Investors II:

We have audited the accompanying balance sheets of Gulledge Realty Investors II (a limited partnership) as of December 31, 1998 and 1997, and the related statements of operations, changes in partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnership's management.
Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Hawthorn Housing Limited Partnership for the year ended December 31, 1998, a majority owned Limited Partnership ("Project Partnership"), the Partnership's investment in which is accounted for by use of the equity method. The Partnership's equity of $661,318 in Hawthorne Housing Limited Partnership's net assets at December 31, 1998 and $141,971 of that Project Partnerships net income for the year then ended are included in the accompanying financial statements. The Project Partnership's financial statements referred to above were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to amounts included for such Project Partnership for the year ended December 31, 1998, is based solely on the report of the other auditor.

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

In our opinion, based on our audits and the report of another auditor, such financial statements present fairly, in all material respects, the financial position of Gulledge Realty Investors II as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.




/s/Deloitte & Touche LLP

March 26, 1999

                                     RBG&CO.

S2300-020         INDEPENDENT AUDITORS' REPORT

To The Partners
Hawthorn Housing Limited Partnership

We have audited the accompanying balance sheet of Hawthorn Housing Limited Partnership, Project No. 071-11069, a limited partnership, as of December 31, 1998 and the related statements of profit and loss, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hawthorn Housing Limited Partnership as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information (shown on Pages 12 through 14) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

In accordance with Government Auditing Standards, we have also issued a report dated January 29, 1999 on our consideration of Hawthorn Housing Limited Partnership's internal control structure and a report dated January 29, 1999 on its compliance with laws and regulations.


/s/Rubin, Brown, Gornstein & Co. LLP

January 29, 1999



          Rubin, Brown, Gornstein & Co. LLP   230 South Bemiston Avenue
          Certified Public Accountants/Business Consultants St. Louis, MO  63105

          314/727-8150 TELwww.rbgco.com       314/727-9195 FAX




                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS



                                              December 31,
    Assets                               1998             1997

Cash and cash equivalents              $450,473         $490,764
Advances to Project Partnerships         17,634           31,097
Investment in Project Partnerships (Note E)             661,318  976,602

  Total Assets                         $1,129,425       $1,498,463




    Liabilities and Partners' Capital (Deficit)

Accounts payable                       $  8,000         $  7,000
Payable to affiliates (Note D)         1,313,202        1,278,104
Capital contributions payable            50,000           50,000
Note Payable (Note E)                  3,725,322        3,793,055

  Total Liabilities                    5,096,524        5,128,159


Partners' Capital (Deficit) (Note B)   (3,967,099)      (3,629,696)

  Total Liabilities and
   Partners' Capital (Deficit)         $1,129,425       $1,498,463









See Notes to Financial Statements.




                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS



                                    Year Ended December 31,

                                   1998       1997        1996

Revenue and equity in
  Project Partnerships' operations:

    Interest                     $23,827    $ 20,549    $19,183
    Distributions from
      Project Partnership         32,183      52,702     26,763
    Equity in income (loss) of
      Project Partnerships       141,971    (2,695,167)

                                 197,981    (2,621,916)  45,946

Expenses:

    Asset management fee (Note D)           114,580     114,580       114,580
    Interest expense             320,462      44,368
    Professional fees              9,000       8,553     29,055
    Amortization                              21,473      6,129
    Operating expenses            91,342      59,925      9,515

                                 535,384     248,899    159,279

Net Loss                         $(337,403) $(2,870,815)      $  (113,333)









See Notes to Financial Statements.




                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

              STATEMENTS OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)

                       THREE YEARS ENDED DECEMBER 31, 1998




                                              Special
                           Total    General   Limited   Limited

Balances at
 January 1, 1996         $(645,548) $(15,692) $(28,277)       $  (601,579)

 Net loss for 1996       (113,333)  (1,247)   (2,153)  (109,933)

Balances at
  December 31, 1996      (758,881)  (16,939)  (30,430) (711,512)

 Net loss for 1997       (2,870,815)          (31,579) (54,545)
(2,784,691)

Balances at
 December 31, 1997       (3,629,696)          (48,518) (84,975)
(3,496,203)

 Net loss for 1998       (337,403)  (3,741)   (6,569)  (327,093)

Balances at
 December 31, 1998     $(3,967,099) $(52,259) $(91,544)       $  (3,823,296)














See Notes to Financial Statements.



                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


                                      Year Ended December 31,

                                       1998     1997     1996

Cash Flows From Operating Activities:
  Net loss                         $(337,403)       $  (2,870,815)    $
(113,333)
  Adjustments to reconcile net loss to
  net cash from operating activities:
    Equity in (income)/loss
    of Project Partnership          (141,971)          2,695,167
    Distributions from zero-basis
      Project Partnerships          (32,183) (52,702)  (26,763)
    Amortization                               21,473     6,129
    Change in assets and liabilities:
      Decrease (increase) in advances to
      Project Partnerships           13,463    31,061  (12,125)
      (Decrease)/increase in note payable    (67,733)    44,368
      Increase/(decrease) in accounts payable          1,000     (7,000)
(200)
      Increase in payable to affiliates      35,098    133,321   114,580

Net Cash From Operating Activities  (529,729)          (5,127)   (31,712)

Cash Flows From Investing Activities:
  Distributions from all Project Partnerships          489,438   129,620
26,763

Net (Decrease) Increase In Cash
 and Cash Equivalents               (40,291)  124,493   (4,949)

Cash and Cash Equivalents-Beginning of Year   490,764   366,271       371,220

Cash and Cash Equivalents-End of Year     $  450,473$  490,764$  366,271

Supplemental disclosure of noncash financing and
investing activities:
  Additional investment in partnerships through
  assumption of Notes Payable                $3,748,687

Interest payments totalled $133,104 in 1998, $0 in 1997 and $0 in 1996.


See Notes to Financial Statements.



                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                       THREE YEARS ENDED DECEMBER 31, 1998


Note A    Summary of Significant Accounting Policies

          Partnership Organization

          Gulledge Realty Investors II (the Partnership) is a limited partnership organized on December 1, 1983 under the laws of the Commonwealth of Virginia for the purpose of acquiring limited partner interests in real estate limited partnerships (Project Partnerships). These Project Partnerships are known as Florence Housing Partnership, Colony Place Associates, Ltd., Greentree Housing Limited Partnership, Camelot Housing Limited Partnership, Hawthorn Housing Limited Partnership, Olympic Housing Limited Partnership, Country Oaks Apartments Limited Partnership, Pine West Ltd., and Rancho Vista Associates. Except for Camelot Housing (see Note E), each of the Project Partnerships is an operating real estate project which receives mortgage interest and/or rental assistance from the United States Department of Housing and Urban Development (HUD) or Farmer's Home Administration. The Partnership commenced operations on March 1, 1984.

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

          Segment Reporting

          In fiscal year 1998, the company adopted Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Partnership's principal line of business is investing in Project Partnerships that own and operate Projects that are financed and/or operated under federal or state housing assistance programs. Management has considered the requirements of SFAS 131 and believes that the partnership operates in one business segment.

Note B    Partners' Capital (Deficit)

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

          Upon the distribution of capital proceeds by the Partnership, the General Partner is authorized to receive a cumulative disposition fee equal to 1% of the capital proceeds generated through the sale of Project Partnerships to the extent such proceeds exceed priority payments as defined in the Partnership Agreement.
Note C    Reconciliation of Operations:  Financial Statement Versus Income Tax
          Return

          The financial statement loss is reconciled to income tax (loss) gain for the years ended December 31, 1998, 1997 and 1996 as follows:

                                    1998       1997       1996

  Net Loss per
    financial statements        $(337,403) $(2,870,815)       $  (113,333)
   Add: equity in loss/(gain) of Project
     Partnership for financial statement
     purposes in excess of equity in loss/(gain)
     of Project Partnership for tax return
     purposes                   (141,971)  2,695,167
   Less: equity in (losses) gains of
     Project Partnerships for tax
     return purposes in excess of
     equity in (losses) gains of
     Project Partnerships for financial
     statement purposes         (1,199,159)            (1,531,938)
1,121,625
   Distributions received from zero-basis
     Project Partnership        (32,183)   (52,702)    (26,763)
  Net (Loss) Gain per
    income tax return         $(1,710,716) $(1,760,288)       $  981,529

    The Net Gain per income tax return in 1996 is a result of the foreclosure against Camelot Housing (see Note E).

Note D   Payable To Affiliates

         In accordance with the Partnership Agreement, the Partnership is required to pay to the General Partner an annual asset management fee of $114,580. Amounts due in accordance with this agreement are included in payable to affiliates in the accompanying balance sheets.


Note E   Project Partnerships

         The Hawthorn project partnership refinanced its mortgage during 1997.
          Proceeds from the refinancing were used to make a partial payment on the promissory note which had come due December 31, 1996. The remaining balance of the promissory note was renegotiated. The mortgage was refinanced under HUD regulations which limit the amount of debt that can be collateralized by the project. Accordingly, HUD would not approve the mortgage refinance unless the promissory note was no longer a liability of the project. Therefore, the general partner of the Partnership and the noteholder agreed to have the promissory note assumed by the Partnership. The promissory note is now collateralized by the partners' interests in the Hawthorn project partnership. Principal and interest are only payable from surplus cash received by the Partnership from the Hawthorn project partnership. The Partnership is not required to make any payments from surplus cash it receives from any other project. The promissory note plus accrued interest totaled $3,725,000 at December 31, 1998, and bears simple interest at a rate of 9%. Any principal and interest remaining unpaid on June 30, 2002, will be due in full.

          In conjunction with assuming the liability for the promissory note, the Partnership also recorded a corresponding investment in Hawthorn. The investment account was then reduced by previously unrecorded losses of Hawthorn in accordance with the equity method of accounting. The investment account will be adjusted in future years by the Partnership's share of any additional income or loss from Hawthorn. This investment account will also be reduced whenever the Partnership receives a distribution from Hawthorn. Therefore, until the investment account is reduced to zero, the Partnership will not recognize distribution income in future years from the Hawthorn project partnership.

         None of the Project Partnerships are experiencing significant cash flow deficiencies after adding back non-cash items such as depreciation, amortization and accrued interest on promissory notes not currently payable to the operating losses of the Project Partnerships.


Note E   Project Partnerships (continued)

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

          The Partnership's investment in the following Project Partnerships (the "Projects") serves as collateral in connection with promissory notes issued by the Projects as described below:

Project Partnership Promissory Note
        (Debtor)         Including Accrued Interest    Payment Terms

Colony Place         $2,035,000            9% interest due annually.
                                           Principal plus unpaid interest
                                           due on November 30, 1999

Florence Housing     $4,868,000            13% interest due annually.
                                           Principal plus unpaid interest
                                           due on December 31, 1999

Greentree Housing    $1,599,000            11% interest due annually.
                                           Principal plus unpaid interest
                                           due on December 31, 1999

Olympic Housing      $7,502,000            10% interest due annually.
                                           Principal plus unpaid interest
                                           due on December 31, 2000


Note E   Project Partnerships (continued)

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

          Colony Place's promissory note was originally due December 31, 1995, but was extended until June 30, 1997, while a sale of the project was being pursued under the Low Income Housing Preservation and Resident Homeownership Act ("LIHPRHA"). LIHPRHA was a program administered by the Department of Housing and Urban Development ("HUD"). Unfortunately, funds are no longer available under the LIHPRHA program. The promissory note has been extended to November 30, 1999, while the general partner attempts to locate a buyer for the project. If the Partnership is unsuccessful in locating a buyer for the project before November 30, 1999, the noteholder may demand payment and the project may revert to the noteholder.

          Florence Housing's promissory note was originally due
          December 31, 1995, but was extended to December 31, 1999, with additional one year extensions available. Olympic Housing's promissory note was originally due December 31, 1995, but was extended to December 31, 2000. In addition, the interest rate on Olympic's note was reduced from 12% to 10% and payment terms were changed to allow more of the project's available surplus cash to be paid to the noteholder as partial payment of the annual interest due on the promissory note.

Note F    Condensed Financial Data of Project Partnerships

          The following is a summary of the condensed financial position and results of operations of the Project Partnerships which have been extracted from audited financial statements and are not covered by the accompanying independent auditors' report (dollars in thousands):

Note F    Condensed Financial Data of Project Partnerships (continued)

                          Colony Place Associates, Ltd.
                            Condensed Balance Sheets


                                               December 31,
                                         1998     1997     1996

Assets:
     Rental Property (Net)              $1,158    $1,224  $1,291
     Other Assets                          128      124       95
                                        $1,286    $1,348  $1,386

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $2,735    $2,638  $2,515
     Other Liabilities                     101       80       71
     Partners' Capital (Deficit)        (1,550)   (1,370) (1,200)
                                        $1,286    $1,348  $1,386

                       Condensed Statements of Operations

                                           For The Year Ended
                                         1998     1997     1996

Revenues:
     Rental Income                      $  336    $ 341   $  347
     Interest Income                         3        1        1
     Other Income                            8        9       10
       Total Revenue                       347      351      358

Expenses:
     Operating Expenses                 $  297    $ 290      307
     Financial Expenses                    164      157      148
     Depreciation                           66       66       66
       Total Expenses                      527      513      521

Net Loss                                $(180)    $(162)  $(163)

Note F    Condensed Financial Data of Project Partnerships (continued)

                          Country Oaks Apartments, Ltd.
                            Condensed Balance Sheets

                                               December 31,
                                         1998     1997     1996

Assets:
     Rental Property (Net)              $  242    $ 313   $  378
     Other Assets                          195      185      184
                                        $  437    $ 498   $  562

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $1,029    $1033   $1,038
     Other Liabilities                      59       59       58
     Partners' Capital (Deficit)         (651)    (594)    (534)
                                        $  437    $ 498   $  562

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1998     1997     1996

Revenues:
     Rental Income                      $  156    $ 154   $  157
     Interest Income                         4        7        4
     Other Income                            7        7        6
       Total Revenue                       167      168      167

Expenses:
     Operating Expenses                     59       64       55
     Financial Expenses                     88       88       88
     Depreciation                           73       72       71
       Total Expenses                      220      224      214

Net Loss                                $ (53)    $(56)   $ (47)

Note F    Condensed Financial Data of Project Partnerships (continued)

                           Florence Housing Associates
                            Condensed Balance Sheets

                                              December 31,
                                         1998     1997     1996

Assets:
     Rental Property (Net)              $3,277    $3,330  $3,465
     Other Assets                          703      789      849
                                        $3,980    $4,119  $4,314

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $7,117    $7,087  $6,944
     Other Liabilities                     164      191      179
     Partners' Capital (Deficit)        (3,301)   (3,159) (2,809)
                                        $3,980    $4,119  $4,314

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1998     1997     1996
Revenues:
     Rental Income                      $1,021    $ 972   $  855
     Interest Income                        32       37       39
     Other Income                           16       17       12
       Total Revenue                     1,069    1,026      906

Expenses:
     Operating Expenses                    812      970      840
     Financial Expenses                    245      251      257
     Depreciation                          147      143      143
       Total Expenses                    1,204    1,364    1,240

Net Loss                                $(135)    $(338)  $(334)

Note F   Condensed Financial Data of Project Partnerships (continued)

                             Greentree Housing, Ltd.
                            Condensed Balance Sheets

                                              December 31,
                                         1998     1997     1996
Assets:
     Rental Property (Net)              $1,455    $1,504  $1,554
     Other Assets                          178      175      127
                                        $1,633    $1,679  $1,681

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $2,604    $2,529  $2,423
     Other Liabilities                      78       79       35
     Partners' Capital (Deficit)        (1,049)   (929)    (777)
                                        $1,633    $1,679  $1,681

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1998     1997     1996

Revenues:
     Rental Income                      $  401    $ 393   $  389
     Interest Income                         3        1        1
     Other Income                           13       14       40
       Total Revenue                       417      408      430

Expenses:
     Operating Expenses                    323      322      341
     Financial Expenses                    164      160      140
     Depreciation                           50       50       50
       Total Expenses                      537      532      531

Net Loss                                $(120)    $(124)  $(101)


Note F    Condensed Financial Data of Project Partnerships (continued)

                      Hawthorn Housing Limited Partnership
                            Condensed Balance Sheets

                                              December 31,
                                         1998     1997     1996

Assets:
     Rental Property (Net)              $4,224    $4,473  $4,716
     Other Assets                        1,565    1,682    1,450
                                        $5,789    $6,155  $6,166

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $4,860    $4,900  $8,388
     Other Liabilities                     260      269      181
     Partners' Capital (Deficit)           669      986   (2,403)
                                        $5,789    $6,155  $6,166

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1998     1997     1996

Revenues:
     Rental Income                      $1,458    $1,439  $1,516
     Interest Income                        30       71       63
     Other Income                           30       35       16
       Total Revenue                     1,518    1,545    1,595

Expenses:
     Operating Expenses                    758      759      876
     Financial Expenses                    354      818      772
     Depreciation                          263      269      289
       Total Expenses                    1,375    1,846    1,937

Net Income/(Loss)                       $  143    $(301)  $(342)

Note F    Condensed Financial Data of Project Partnerships (continued)

                       Olympic Housing Limited Partnership
                            Condensed Balance Sheets

                                              December 31,
                                         1998     1997     1996

Assets:
     Rental Property (Net)              $7,612    $7,823  $7,762
     Other Assets                          773      834    1,042
                                        $8,385    $8,657  $8,804

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $12,318   $11,476 $11,018
     Other Liabilities                     908    1,291    1,346
     Partners' Capital (Deficit)        (4,841)   (4,110) (3,560)
                                        $8,385    $8,657  $8,804

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1998     1997     1996

Revenues:
     Rental Income                      $2,447    $2,421  $2,347
     Interest Income                        13       15       12
     Other Income                           38       43       36
       Total Revenue                     2,498    2,479    2,395

Expenses:
     Operating Expenses                  1,930    1,723    1,756
     Financial Expenses                    941      950      835
     Depreciation                          301      300      296
       Total Expenses                    3,172    2,973    2,887

Net Loss                                $(674)    $(494)  $(492)


Note F    Condensed Financial Data of Project Partnerships (continued)

                                 Pine West, Ltd.
                            Condensed Balance Sheets

                                              December 31,
                                         1998     1997     1996

Assets:
     Rental Property (Net)              $1,021    $1,047  $1,073
     Other Assets                          138      122      120
                                        $1,159    $1,169  $1,193

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $1,256    $1,260  $1,263
     Other Liabilities                      35       38       36
     Partners' Capital (Deficit)         (132)    (129)    (106)
                                        $1,159    $1,169  $1,193

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1998     1997     1996

Revenues:
     Rental Income                      $  160    $ 148   $  138
     Interest Income                         4        2        2
     Other Income                            6        7        8
       Total Revenue                       170      157      148

Expenses:
     Operating Expenses                    107      116      113
     Financial Expenses                     35       33       31
     Depreciation                           26       26       30
       Total Expenses                      168      175      174

Net Income/(Loss)                       $    2    $(18)   $ (26)


Note F    Condensed Financial Data of Project Partnerships (continued)

                             Rancho Vista Associates
                            Condensed Balance Sheets

                                              December 31,
                                         1998     1997     1996

Assets:
     Rental Property (Net)              $  665    $ 699   $  725
     Other Assets                           65       50       45
                                        $  730    $ 749   $  770

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $  908    $ 910   $  912
     Other Liabilities                      17       10       10
     Partners' Capital (Deficit)         (195)    (171)    (152)
                                        $  730    $ 749   $  770

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1998     1997     1996

Revenues:
     Rental Income                      $  164    $ 155   $  158
     Interest Income                         1        1        1
     Other Income                            2        2        4
       Total Revenue                       167      158      163

Expenses:
     Operating Expenses                     76       61       65
     Financial Expenses                     82       83       84
     Depreciation                           33       33       33
       Total Expenses                      191      177      182

Net Loss                                $ (24)    $(19)   $ (19)


Note F    Condensed Financial Data of Project Partnerships (continued)

                     Combined Total of Project Partnerships
                            Condensed Balance Sheets

                                              December 31,
                                         1998     1997     1996

Assets:
     Rental Property (Net)              $19,654   $20,413 $20,964
     Other Assets                        3,745     3,961    3,912
                                        $23,399   $24,374 $24,876

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $32,827   $31,833 $34,501
     Other Liabilities                   1,622     2,017    1,916
     Partners' Capital (Deficit)        (11,050)  (9,476) (11,541)
                                        $23,399   $24,374 $24,876

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1998     1997     1996

Revenues:
     Rental Income                      $6,143    $6,023  $ 5,907
     Interest Income                        90       135      123
     Other Income                          120       134      132
     Total Revenue                       6,353     6,292    6,162

Expenses:
     Operating Expenses                  4,362     4,305    4,353
     Financial Expenses                  2,073     2,540    2,355
     Depreciation                          959       959      978
     Total Expenses                      7,394     7,804    7,686

Net Loss                                $(1,041)  $(1,512)      $     (1,524)



Note G    Fair Value of Financial Instruments

          FASB Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, when it is practicable to estimate fair value. The carrying amounts of assets and liabilities reported on the statements of financial position that require such disclosure approximate fair value.