Form 10-K405, Exhibit 13
period 1999-12-31
GULLEDGE REALTY INVESTORS II L P
filed 2000-04-14
CIK 739626

GULLEDGE REALTY INVESTORS II, L.P.

                        (A VIRGINIA LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                   FOR THE THREE YEARS ENDED DECEMBER 31, 1999










INDEPENDENT AUDITORS' REPORT

To the Partners of
Gulledge Realty Investors II:

We have audited the accompanying balance sheets of Gulledge Realty Investors II (a limited partnership) as of December 31, 1999 and 1998, and the related statements of operations, changes in partners' deficit and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Hawthorn Housing Limited Partnership for the years ended December 31, 1999 and 1998, a majority owned Limited Partnership ("Project Partnership"), the Partnership's investment in which is accounted for by use of the equity method. The Partnership's equity of $487,199 and $661,318 in Hawthorne Housing Limited Partnership's net assets at December 31, 1999 and 1998, respectively, and $180,464 and $141,971 of that Project Partnership's net income for the years then ended are included in the accompanying financial statements. The Project Partnership's financial statements referred to above were audited by another auditor whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for such Project Partnership for the years ended December 31, 1999 and 1998, is based solely on the report of the other auditor.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of another auditor, such financial statements present fairly, in all material respects, the financial position of Gulledge Realty Investors II as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.






April 14, 2000
                                     RBG&CO.

S2300-020         INDEPENDENT AUDITORS' REPORT

To The Partners
Hawthorn Housing Limited Partnership

We have audited the accompanying balance sheet of Hawthorn Housing Limited Partnership, Project No. 071-11069, a limited partnership, as of December 31, 1999 and the related statements of profit and loss, partners' equity and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

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

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hawthorn Housing Limited Partnership as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information (shown on Pages 13 through 15) is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated February 1, 2000 on our consideration of Hawthorn Housing Limited Partnership's internal control and reports dated February 1, 2000 on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination.


February 1, 2000



          Rubin, Brown, Gornstein & Co. LLP   230 South Bemiston Avenue
          Certified Public Accountants/Business Consultants St. Louis, MO  63105

          314/727-8150 TELwww.rbgco.com       314/727-9195 FAX




                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                                 BALANCE SHEETS



                                                   December 31,
    Assets                                      1999           1998

Cash and cash equivalents                $     14,777    $     450,473
Advances to Project Partnerships                9,595           17,634
Investment in Project Partnerships
 (Note E)                                     487,199          661,318

  Total Assets                           $    511,571    $   1,129,425




    Liabilities and Partners' Deficit

Accounts payable                         $      8,500    $       8,000
Payable to affiliates (Note D)                589,720        1,313,202
Capital contributions payable                  50,000           50,000
Note Payable (Note E)                       3,746,010        3,725,322

  Total Liabilities                         4,394,230        5,096,524


Partners' Deficit (Note B)                 (3,882,659)     (3,967,099)

  Total Liabilities and
   Partners' Deficit                          511,571    $   1,129,425









See Notes to Financial Statements.



                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS



                                         Year Ended December 31,

                                    1999           1998             1997

Revenue and equity in
  Project Partnerships'
    operations:

    Interest                    $   19,030    $    23,827    $     20,549
    Distributions from
      Project Partnership          383,005         32,183          52,702
    Equity in income (loss)
      of Project Partnerships      180,464        141,971     (2,695,167)

                                   582,499        197,981     (2,621,916)

Expenses:

    Asset management fee
     (Note D)                      114,580        114,580         114,580
    Interest expense               314,424        320,462          44,368
    Professional fees                8,000          9,000           8,553
    Amortization                                                   21,473
    Operating expenses              61,055         91,342          59,925

                                   498,059        535,384         248,899

Net Income/(Loss)               $   84,440    $ (337,403)    $(2,870,815)



See Notes to Financial Statements.




                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                   STATEMENTS OF CHANGES IN PARTNERS' DEFICIT

                       THREE YEARS ENDED DECEMBER 31, 1999




                                                               Special
                                      Total        General     Limited        Limited
Balances at January 1, 1997      $  (758,881)   $ (16,939)   $ (30,430)    $ (711,512)

 Net loss for 1997                (2,870,815)     (31,579)     (54,545)    (2,784,691)

Balances at December 31, 1997     (3,629,696)     (48,518)     (84,975)    (3,496,203)

 Net loss for 1998                  (337,403)      (3,741)      (6,569)      (327,093)

Balances at December 31, 1998     (3,967,099)     (52,259)     (91,544)    (3,823,296)

 Net income for 1999                   84,440          929        1,604         81,907

Balances at December 31, 1999    $(3,882,659)   $ (51,330)   $ (89,940)    $(3,741,389)





See Notes to Financial Statements.


                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS


                                                Year Ended December 31,

                                              1999          1998           1997
Cash Flows From Operating Activities:
  Net income/(loss)                      $   84,440    $ (337,403)     $  (2,870,815)
  Adjustments to reconcile net
   income/(loss) to net cash from
   operating activities:
    Equity in (income)/loss of
    Project Partnership                   (180,464)      (141,971)          2,695,167
    Distributions from zero-basis
      Project Partnerships                (383,005)       (32,183)           (52,702)
    Amortization                                                               21,473
    Change in assets and liabilities:
      Advances to Project Partnerships        8,039         13,463             31,061
      Accrued interest note payable          20,688       (67,733)             44,368
      Accounts payable                          500          1,000            (7,000)
      Payable to affiliates               (723,482)         35,098            133,321

Net Cash From Operating Activities       (1,173,284)     (529,729)            (5,127)

Cash Flows From Investing Activities:
  Distributions from all
   Project Partnerships                     737,588        489,438            129,620

Net Cash from Investing Activities          737,588        489,438            129,620

Net Change In Cash and Cash Equivalents   (435,696)       (40,291)            124,493

Cash and Cash Equivalents-
  Beginning of Year                         450,473        490,764            366,271

Cash and Cash Equivalents-
  End of Year                            $   14,777    $   450,473     $      490,764

Supplemental disclosure of noncash
 financing and investing activities:
  Additional investment in partnerships
   through assumption of Notes Payable           --             --     $    3,748,687

  Interest payments                      $  293,736    $   133,104                 --


See Notes to Financial Statements.



                       GULLEDGE REALTY INVESTORS II, L.P.
                        (A VIRGINIA LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS
                       THREE YEARS ENDED DECEMBER 31, 1999


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


          Investment in Project Partnerships

          The investment in Project Partnerships is accounted for using the equity method of accounting. Under the equity method, investments are reflected at cost, adjusted for the Partnership's share of the Project Partnerships' income or loss. The Partnership is under no obligation to contribute additional capital, or to lend monies necessary to fund cash flow deficiencies of the Project Partnerships, because the Partnership is a limited partner in such partnerships. The investment account will not be reduced below zero because the Partnership is not liable for Project Partnership losses in excess of such investment. Losses in subsequent years will be maintained separately for tax purposes. These losses are available to be applied toward any possible future income from these partnerships. Any distributions received from the Project Partnerships subsequent to reducing the investment account to zero, will be recognized as income in the year received.

          Income Taxes

          No provision has been made for current or deferred income taxes since they are the responsibility of each partner. Profits (or gains) and losses of the Partnership are allocated to the partners in accordance with the partnership agreement.

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimated.

          Segment Reporting

          In fiscal year 1998, the company adopted Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Partnership's principal line of business is investing in Project Partnerships that own and operate Projects that are financed and/or operated under federal or state housing assistance programs. Management has considered the requirements of SFAS No. 131 and believes that the partnership operates in one business segment.

Note B    Partners' Deficit

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

          The financial statement loss is reconciled to income tax (loss) gain for the years ended December 31, 1999, 1998 and 1997 as follows:


                                                       1999            1998        1997
  Net income/(loss) per financial statements    $   84,440       $(337,403)$(2,870,815)
   Add: equity in loss/(gain) of Project
     Partnership for financial statement
     purposes in excess of equity in loss/(gain)
     of Project Partnership for tax return
     purposes                                    (180,464)        (141,971)   2,695,167
   Less: equity in (losses) gains of
     Project Partnerships for tax
     return purposes in excess of
     equity in (losses) gains of
     Project Partnerships for financial
     statement purposes                           (14,775)       (1,199,159)
(1,531,938)
   Distributions received from zero-basis
     Project Partnership                          (383,005)         (32,183)    (52,702)
  Net loss per income tax return                $(493,804)     $(1,710,716)$(1,760,288)


Note D   Payable To Affiliates

         In accordance with the Partnership Agreement, the Partnership is required to pay to the General Partner an annual asset management fee of $114,580. Amounts due in accordance with this agreement at December 31, 1999 and 1998 are $547,720 and $1,145,720, respectively.

Note E   Project Partnerships

         The Hawthorn project partnership refinanced its mortgage during 1997.
          Proceeds from the refinancing were used to make a partial payment on the promissory note which had come due December 31, 1996. The remaining balance of the promissory note was renegotiated. The mortgage was refinanced under HUD regulations which limit the amount of debt that can be collateralized by the project. Accordingly, HUD would not approve the mortgage refinance unless the promissory note was no longer a liability of the project. Therefore, the general partner of the Partnership and the noteholder agreed to have the promissory note assumed by the Partnership. The promissory note is now collateralized by the partners' interests in the Hawthorn project partnership. Principal and interest are only payable from surplus cash received by the Partnership from the Hawthorn project partnership. The Partnership is not required to make any payments from surplus cash it receives from any other project. The promissory note plus accrued interest totaled $3,746,010 at December 31, 1999, and bears simple interest at a rate of 9%. Any principal and interest remaining unpaid on June 30, 2002, will be due in full.

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


Note E   Project Partnerships (continued)

         The assets of Greentree Housing Limited Partnership were sold on October 15, 1999. As a result of the sale, the Registrant recorded an investment in Greentree equal to its proportionate share of the gain on the sale. Following the equity method of accounting, the Registrant was then required to reduce its investment balance by previously unrecognized losses from Greentree, which reduced the Registrant's investment back to zero. Further, the Registrant received a $347,596 distribution from Greentree due in large part to the proceeds received from the sale. This distribution is recorded in distributions from Project Partnerships in the Statement of Operations.

          The Partnership's investment in the following Project Partnerships (the "Projects") serves as collateral in connection with promissory notes issued by the Projects as described below:

Project Partnership Promissory Note
        (Debtor)         Including Accrued Interest    Payment Terms

Colony Place         $2,218,000            9% interest due annually.
                                           Principal plus unpaid interest
                                           due on November 30, 1999.
                                           Note is currently in default.

Florence Housing     $5,083,000            13% interest due annually.
                                           Principal plus unpaid interest
                                           due on December 31, 1999.
                                           Note is currently in default.

Olympic Housing      $8,078,000            10% interest due annually.
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

Note E   Project Partnerships (continued)

          The Partnership could lose its ownership interest in the Project Partnerships if it is unsuccessful in renegotiating these notes. Though the Partnership's investment in these Project Partnerships is zero, the impact on future operations could be significant as distributions from Project Partnerships is the primary source of revenue for the Partnership.

          Colony Place's promissory note was originally due December 31, 1995, but was extended until June 30, 1997, while a sale of the project was being pursued under the Low Income Housing Preservation and Resident Homeownership Act ("LIHPRHA"). LIHPRHA was a program administered by the Department of Housing and Urban Development ("HUD"). Unfortunately, funds are no longer available under the LIHPRHA program. The promissory note had been extended to November 30, 1999, while the general partner attempted to locate a buyer for the project. A buyer was not located before November 30, 1999. This note is currently in default. Therefore, the noteholder may demand payment and the project may revert to the noteholder.

          Florence Housing's promissory note was originally due
          December 31, 1995, but was extended to December 31, 1999. This note is currently in default. Olympic Housing's promissory note was originally due December 31, 1995, but was extended to December 31, 2000. In addition, the interest rate on Olympic's note was reduced from 12% to 10% and payment terms were changed to allow more of the project's available surplus cash to be paid to the noteholder as partial payment of the annual interest due on the promissory note.

Note F    Condensed Financial Data of Project Partnerships

          The following is a summary of the condensed financial position and results of operations of the Project Partnerships which have been obtained from audited financial statements and are not covered by the accompanying independent auditors' report (dollars in thousands):

Note F    Condensed Financial Data of Project Partnerships (continued)

                          Colony Place Associates, Ltd.
                            Condensed Balance Sheets


                                          December 31,
                                         1999     1998

Assets:
     Rental Property (Net)              $1,093    $1,158
     Other Assets                          161       128
                                        $1,254    $1,286

Liabilities and Partners' Deficit:
     Mortgage Notes Payable             $2,878    $2,735
     Other Liabilities                     138       101
     Partners' Deficit                  (1,762)   (1,550)
                                        $1,254    $1,286

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1999     1998     1997

Revenues:
     Rental Income                      $  339    $ 336   $  341
     Interest Income                         2        3        1
     Other Income                            8        8        9
       Total Revenue                       349      347      351

Expenses:
     Operating Expenses                 $  307    $ 297   $  290
     Financial Expenses                    181      164      157
     Depreciation                           66       66       66
       Total Expenses                      554      527      513

Net Loss                                $(205)    $(180)  $(162)

Note F    Condensed Financial Data of Project Partnerships (continued)

                          Country Oaks Apartments, Ltd.
                            Condensed Balance Sheets

                                          December 31,
                                         1999     1998

Assets:
     Rental Property (Net)              $  177    $  242
     Other Assets                          200       195
                                        $  377    $  437

Liabilities and Partners' Deficit:
     Mortgage Notes Payable             $1,026    $1,029
     Other Liabilities                      59        59
     Partners' Deficit                   (708)     (651)
                                        $  377    $  437

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1999     1998     1997

Revenues:
     Rental Income                      $  159    $ 156   $  154
     Interest Income                         4        4        7
     Other Income                            6        7        7
       Total Revenue                       169      167      168

Expenses:
     Operating Expenses                     60       59       64
     Financial Expenses                     87       88       88
     Depreciation                           74       73       72
       Total Expenses                      221      220      224

Net Loss                                $ (52)    $(53)   $ (56)
Note F    Condensed Financial Data of Project Partnerships (continued)

                           Florence Housing Associates
                            Condensed Balance Sheets

                                          December 31,
                                         1999     1998

Assets:
     Rental Property (Net)              $3,147    $3,277
     Other Assets                          670       703
                                        $3,817    $3,980

Liabilities and Partners' Deficit:
     Mortgage Notes Payable             $7,232    $7,117
     Other Liabilities                     231       164
     Partners' Deficit                  (3,646)   (3,301)
                                        $3,817    $3,980

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1999     1998     1997
Revenues:
     Rental Income                      $1,065    $1,021  $  972
     Interest Income                        28        32      37
     Other Income                           16        16      17
       Total Revenue                     1,109     1,069   1,026

Expenses:
     Operating Expenses                  1,042      812      970
     Financial Expenses                    262      245      251
     Depreciation                          151      147      143
       Total Expenses                    1,455    1,204    1,364

Net Loss                                $(346)    $(135)  $(338)

Note F   Condensed Financial Data of Project Partnerships (continued)

                             Greentree Housing, Ltd.
                            Condensed Balance Sheets

                                          December 31,
                                         1999     1998
Assets:
     Rental Property (Net)              $         $1,455
     Other Assets                           70       178
                                        $   70    $1,633

Liabilities and Partners' Capital (Deficit):
     Mortgage Notes Payable             $         $2,604
     Other Liabilities                       2        78
     Partners' Capital (Deficit)            68    (1,049)
                                        $   70    $1,633

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1999     1998     1997

Revenues:
     Rental Income                      $  332    $ 401   $  393
     Interest Income                         8        3        1
     Other Income                          625       13       14
       Total Revenue                       965      417      408

Expenses:
     Operating Expenses                    253      323      322
     Financial Expenses                    153      164      160
     Depreciation                           37       50       50
       Total Expenses                      443      537      532

Net Income/(Loss)                       $  522    $(120)  $(124)

Note F    Condensed Financial Data of Project Partnerships (continued)

                      Hawthorn Housing Limited Partnership
                            Condensed Balance Sheets

                                         December 31,
                                         1999     1998

Assets:
     Rental Property (Net)              $4,018    $4,224
     Other Assets                        1,538     1,565
                                        $5,556    $5,789

Liabilities and Partners' Capital:
     Mortgage Notes Payable             $4,820    $4,860
     Other Liabilities                     243       260
     Partners' Capital                     493       669
                                        $5,556    $5,789

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1999     1998     1997

Revenues:
     Rental Income                      $1,490    $1,458  $1,439
     Interest Income                        35        30       71
     Other Income                           62        30       35
       Total Revenue                    $1,587     1,518    1,545

Expenses:
     Operating Expenses                    808      758       759
     Financial Expenses                    344      354       818
     Depreciation                          253      263       269
       Total Expenses                    1,405    1,375     1,846

Net Income/(Loss)                       $  182    $ 143   $ (301)

Note F    Condensed Financial Data of Project Partnerships (continued)

                       Olympic Housing Limited Partnership
                            Condensed Balance Sheets

                                         December 31,
                                         1999     1998

Assets:
     Rental Property (Net)              $7,422    $7,612
     Other Assets                          821       773
                                        $8,243    $8,385

Liabilities and Partners' Deficit:
     Mortgage Notes Payable             $12,707  $12,318
     Other Liabilities                     895       908
     Partners' Deficit                  (5,359)   (4,841)
                                        $8,243    $8,385

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1999     1998     1997

Revenues:
     Rental Income                      $2,432    $2,447  $2,421
     Interest Income                        16        13       15
     Other Income                           51        38       43
       Total Revenue                     2,499     2,498    2,479

Expenses:
     Operating Expenses                  1,847     1,930    1,723
     Financial Expenses                    927       941      950
     Depreciation                          300       301      300
       Total Expenses                    3,074     3,172    2,973

Net Loss                                $(575)    $(674)  $ (494)

Note F    Condensed Financial Data of Project Partnerships (continued)

                                 Pine West, Ltd.
                            Condensed Balance Sheets

                                         December 31,
                                         1999     1998

Assets:
     Rental Property (Net)              $  995    $1,021
     Other Assets                          150       138
                                        $1,145    $1,159

Liabilities and Partners' Deficit:
     Mortgage Notes Payable             $1,252    $1,256
     Other Liabilities                      45        35
     Partners' Deficit                   (152)     (132)
                                        $1,145    $1,159

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1999     1998     1997

Revenues:
     Rental Income                      $  150    $ 160   $  148
     Interest Income                         5        4        2
     Other Income                            6        6        7
       Total Revenue                       161      170      157

Expenses:
     Operating Expenses                    119      107      116
     Financial Expenses                     36       35       33
     Depreciation                           26       26       26
       Total Expenses                      181      168      175

Net (Loss)/Income                       $ (20)    $   2   $ (18)


Note F    Condensed Financial Data of Project Partnerships (continued)

                             Rancho Vista Associates
                            Condensed Balance Sheets

                                          December 31,
                                         1999     1998

Assets:
     Rental Property (Net)              $  620    $ 665
     Other Assets                           73       65
                                        $  693    $ 730

Liabilities and Partners' Deficit:
     Mortgage Notes Payable             $  905    $ 908
     Other Liabilities                      14       17
     Partners' Deficit                   (226)    (195)
                                        $  693    $ 730

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1999     1998     1997

Revenues:
     Rental Income                      $  169    $ 164   $  155
     Interest Income                         1        1        1
     Other Income                            3        2        2
       Total Revenue                       173      167      158

Expenses:
     Operating Expenses                     80       76       61
     Financial Expenses                     80       82       83
     Depreciation                           44       33       33
       Total Expenses                      204      191      177

Net Loss                                $ (31)    $(24)   $ (19)

Note F    Condensed Financial Data of Project Partnerships (continued)

                     Combined Total of Project Partnerships
                            Condensed Balance Sheets

                                          December 31,
                                         1999     1998

Assets:
     Rental Property (Net)              $17,472   $19,654
     Other Assets                          3,683    3,745
                                        $21,155   $23,399

Liabilities and Partners' Deficit:
     Mortgage Notes Payable             $30,820   $32,827
     Other Liabilities                     1,627    1,622
     Partners' Deficit                  (11,292)  (11,050)
                                        $21,155   $23,399

                       Condensed Statements of Operations

                                        For The Year Ended December 31,
                                         1999     1998     1997

Revenues:
     Rental Income                      $6,136    $6,143  $ 6,023
     Interest Income                        99        90      135
     Other Income                          777       120      134
     Total Revenue                       7,012     6,353    6,292

Expenses:
     Operating Expenses                  4,516     4,362    4,305
     Financial Expenses                  2,070     2,073    2,540
     Depreciation                          951       959      959
     Total Expenses                      7,537     7,394    7,804

Net Loss                                $(525)  $(1,041) $(1,512)



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